Exhibit 10.2

                 AMENDED AND RESTATED FIVE YEAR CREDIT AGREEMENT

                            Dated as of May 23, 2005

      OMNICOM FINANCE INC., a Delaware corporation ("OFI"), OMNICOM CAPITAL INC., a Connecticut corporation ("OCI"), and OMNICOM FINANCE PLC, a corporation organized under the laws of England and Wales ("OFP"; OFI, OCI and OFP are each a "Borrower" and collectively, the "Borrowers"), OMNICOM GROUP INC., a New York corporation (the "Guarantor"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") and initial issuing banks (the "Initial Issuing Banks") listed on the signature pages hereof, CITIGROUP GLOBAL MARKETS INC. and J.P. MORGAN SECURITIES INC., as lead arrangers and book managers, ABN AMRO BANK N.V., as syndication agent, JPMORGAN CHASE BANK, N.A. and HSBC BANK USA, N.A., as documentation agents, and CITIBANK, N.A. ("Citibank"), as administrative agent (the "Agent") for the Lenders (as hereinafter defined), agree as follows:

      PRELIMINARY STATEMENT. The Borrowers, the Guarantor, the lenders parties thereto and Citibank, as agent, are parties to an Amended and Restated Five Year Credit Agreement dated as of May 24, 2004 (the "Existing Credit Agreement"). Subject to the satisfaction of the conditions set forth in Section 3.01, the Borrower, the parties hereto and Citibank, as Agent, desire to amend and restate the Existing Credit Agreement as herein set forth.

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Advance" means an advance by an Issuing Bank or a Lender pursuant to Section 2.03(c) or by a Lender to a Borrower as part of a Borrowing pursuant to Section 2.01 and may refer to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Advance).

            "Affiliate" means, as to any Person, any other Person (other than an individual) that, directly or indirectly, controls, is controlled by or is under common control with such Person; provided that, for purposes of
      Section 5.01(h),  an Affiliate of a Borrower shall include any Person that
      (x) is a director or officer of such Person or (y) has the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "Agent's Account" means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained by the Agent at Citibank at its office at Two Penns Way, New Castle, Delaware 19720, Account No. 36852248, Attention: Bank Loan Syndications, (b) in the case of Advances denominated in any Committed Currency, the account of the Sub-Agent designated in writing from time to time by the Agent to the Borrowers and the Lenders for such purpose and (c) in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to the Borrowers and the Lenders for such purpose.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance.

            "Applicable Margin" means (a) for Base Rate Advances, 0% per annum and (b) for Eurocurrency Rate Advances, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

           ----------------------------------------------------------
                 Public Debt Rating           Applicable Margin for
                    S&P/Moody's            Eurocurrency Rate Advances
           ----------------------------------------------------------
           Level 1
           A+ or A1 or above                         0.150%
           ----------------------------------------------------------
           Level 2
           A or A2                                   0.255%
           ----------------------------------------------------------
           Level 3
           A- or A3                                  0.370%
           ----------------------------------------------------------
           Level 4
           BBB+ or Baa1                              0.475%
           ----------------------------------------------------------
           Level 5
           BBB or Baa2                               0.700%
           ----------------------------------------------------------
           Level 6
           Lower than Level 5                        0.750%
           ----------------------------------------------------------

            "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

           ----------------------------------------------------------
                 Public Debt Rating                  Applicable
                    S&P/Moody's                      Percentage
           ----------------------------------------------------------
           Level 1
           A+ or A1 or above                           0.100%
           ----------------------------------------------------------
           Level 2
           A or A2                                     0.120%
           ----------------------------------------------------------
           Level 3
           A- or A3                                    0.130%
           ----------------------------------------------------------
           Level 4
           BBB+ or Baa1                                0.150%
           ----------------------------------------------------------
           Level 5
           BBB or Baa2                                 0.175%
           ----------------------------------------------------------
           Level 6
           Lower than Level 5                          0.250%
           ----------------------------------------------------------

            "Applicable Utilization Fee" means, as of any date that the sum of the aggregate Advances plus the Available Amount of all Letters of Credit exceed 50% of the aggregate Commitments, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

           ----------------------------------------------------------
                 Public Debt Rating                 Applicable
                    S&P/Moody's                   Utilization Fee
           ----------------------------------------------------------
           Level 1
           A+ or A1 or above                          0.125%
           ----------------------------------------------------------
           Level 2
           A or A2                                    0.125%
           ----------------------------------------------------------
           Level 3
           A- or A3                                   0.125%
           ----------------------------------------------------------
           Level 4
           BBB+ or Baa1                               0.125%
           ----------------------------------------------------------
           Level 5
           BBB or Baa2                                0.125%
           ----------------------------------------------------------
           Level 6
           Lower than Level 5                         0.250%
           ----------------------------------------------------------

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

            "Assuming Lender" has the meaning specified in Section 2.18(d).

            "Assumption   Agreement"  has  the  meaning   specified  in  Section
      2.18(d)(ii).

            "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

            "Bankruptcy Law" means Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New
            York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and

                  (c) 1/2 of one percent per annum above the Federal Funds Rate.

            "Base Rate Advance" means an Advance denominated in Dollars that bears interest as provided in Section 2.07(a)(i).

            "Borrowing" means (a) with respect to the making of Advances (i) a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01 or (ii) a borrowing consisting of the Advances made pursuant to Section 2.03(c) by each of the Lenders, other than the Issuing Bank, and by the Issuing Bank, to the extent of its Ratable Share of its payment of a draft drawn on a Letter of Credit that is not reimbursed by the applicable Borrower on the date made; and (b) in other contexts (i) that portion of the Advances comprised of all outstanding Base Rate Advances and (ii) that portion of the Advances converted into, or continued as, Eurocurrency Rate Advances having the same Interest Period.

            "Borrowing Minimum" means, in respect of Advances denominated in Dollars, $10,000,000, in respect of Advances denominated in Sterling, (pound)10,000,000 and, in respect of Advances denominated in Euros,
      (euro)10,000,000.

            "Borrowing Multiple" means, in respect of Advances denominated in Dollars, $1,000,000 in respect of Advances denominated in Sterling, (pound)1,000,000 and, in respect of Advances denominated in Euros,
      (euro)1,000,000.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance (or, in the case of an Advance denominated in Euro, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).

            "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

            "Commitment Date" has the meaning specified in Section 2.18(b).

            "Commitment Increase" has the meaning specified in Section 2.18(a).

            "Committed Currencies" means lawful currency of the United Kingdom of Great Britain and Northern Ireland and Euros.

            "Confidential Information" means information that a Loan Party furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than a Loan Party.

            "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

            "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to
      Section 2.08 or 2.09.

            "Debt"  of  any  Person   means,   without   duplication,   (a)  all
      indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than earn-out payment obligations of such Person in connection with the purchase of property or services to the extent they are still contingent),
      (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
      (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured
      by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

            "Debt for  Borrowed  Money" of any Person  means all items that,  in
      accordance   with  GAAP,   would  be  classified  as   indebtedness  on  a
      Consolidated balance sheet of such Person.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Disclosed Litigation" has the meaning specified in Section 3.01(b).

            "Dollars" and the "$" sign each means lawful currency of the United States of America.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

            "EBITDA" means, for any period, net income (or net loss) plus the sum of (a) net interest expense, (b) income tax expense, (c) depreciation expense and (d) amortization expense, in each case determined in accordance with GAAP for such period.

            "Effective Date" has the meaning specified in Section 3.01.

            "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Agent, each Issuing Bank and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.07, the Guarantor, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Guarantor nor an Affiliate of the Guarantor shall qualify as an Eligible Assignee.

            "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or hazardous materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of hazardous materials.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "Equivalent" in Dollars of any Committed Currency on any date means the equivalent in Dollars of such Committed Currency determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange Dollars for such Committed Currency in London at approximately 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any Committed Currency of Dollars means the equivalent in such Committed Currency of Dollars determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange such Committed Currency for Dollars in London at approximately 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Guarantor's controlled group, or under common control with the Guarantor, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
      (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;
      (b) the  application  for a minimum funding waiver with respect to a Plan;
      (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Guarantor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Guarantor or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

            "EURIBO Rate" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, the rate per annum appearing on Page 248 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro by reference to the Banking Federation of the European Union Settlement Rates for deposits in Euro) at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euros with a maturity comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the respective rates per annum at which deposits in Euros are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period (subject, however, to the provisions of Section 2.08).

            "Euro" means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurocurrency Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

            "Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing
      (a)(i) in the case of any Advance denominated in Dollars or any Committed Currency other than Euro, the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Committed Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available (but subject to the provisions of Section 2.08), the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or the applicable Committed Currency is offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period or, (ii) in the case of any Advance denominated in Euros, the EURIBO Rate by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period.

            "Eurocurrency Rate Advance" means an Advance denominated in Dollars or a Committed Currency that bears interest as provided in Section 2.07(a)(ii).

            "Eurocurrency Rate Reserve Percentage" for any Interest Period for all Eurocurrency Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

            "GAAP" has the meaning specified in Section 1.03.

            "Guaranteed Obligations" has the meaning specified in Section 7.01.

            "Guaranty" means the provisions of Article VII.

            "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

            "Increase Date" has the meaning specified in Section 2.18(a).

            "Increasing Lender" has the meaning specified in Section 2.18(b).

            "Information Memorandum" means the information memorandum dated April 18, 2005 used by the Agent in connection with the syndication of the Commitments.

            "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, and subject to clause (c) of this definition, nine or twelve months, as the applicable Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) the Borrowers may not select any Interest Period that ends after the Termination Date;

                  (b)  Interest   Periods   commencing  on  the  same  date  for
            Eurocurrency Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (c) in the case of any such Borrowing, the Borrowers shall not be entitled to select an Interest Period having duration of nine or twelve months unless, by 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each Lender notifies the Agent that such Lender will be providing funding for such Borrowing with such Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that, if any or all of the Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Borrowing shall be one, two, three or six months, as specified by the Borrower requesting such Borrowing in the applicable Notice of Borrowing as the desired alternative to an Interest Period of nine or twelve months;

                  (d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (e) whenever the first day of any Interest  Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Issuing Bank" means an Initial Issuing Bank or any Eligible Assignee to which a portion of the Letter of Credit Commitments hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

            "L/C Cash Deposit Account" means an interest bearing cash deposit account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon such terms as may be reasonably satisfactory to the Agent.

            "L/C Related Documents" has the meaning specified in Section 2.06(b)(i).

            "Lenders" means the Initial Lenders, each Issuing Bank, each Assuming Lender that shall become a party hereto pursuant to Section 2.18 and each Person that shall become a party hereto pursuant to Section 9.07.

            "Letter of Credit" has the meaning specified in Section 2.01(b).

            "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

            "Letter of Credit Commitment" means, with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrowers in (a) the maximum aggregate Available Amount set forth opposite the Issuing Bank's name on the signature pages hereto under the caption "Letter of Credit Commitment" or (b) if such Issuing Bank has entered into one or more Assignment and Acceptances, the amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 9.07(d) as such Issuing Bank's "Letter of Credit Commitment", in each case as such amount may be reduced prior to such time pursuant to Section 2.05.

            "Letter of Credit Facility" means, at any time, an amount equal to the least of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time, (b) $100,000,000 and (c) the aggregate amount of the Revolving Credit Commitments, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement intended to provide security for the payment or performance of an obligation, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "Loan Party" means each Borrower and the Guarantor.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Guarantor or the Guarantor and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Guarantor or the Guarantor and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of any Loan Party to perform its obligations under this Agreement or any Note.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer  Plan"  means a  multiemployer  plan,  as  defined in
      Section 4001(a)(3) of ERISA, to which the Guarantor or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Guarantor or any ERISA Affiliate and at least one Person other than the Guarantor and the ERISA Affiliates or (b) was so maintained and in respect of which the Guarantor or any ERISA Affiliate could have liability under
      Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Note" means a promissory note of a Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender to such Borrower.

            "Notice of Borrowing" has the meaning specified in Section 2.02(a). "Notice of Issuance" has the meaning specified in Section 2.03(a).

            "Payment Office" means, for any Committed Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Borrowers and the Lenders.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings that prevent the forfeiture or sale of the assets subject to such Lien; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations or, in any such case, to secure reimbursement obligations under letters of credit or bonds issued to support such obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Post-Petition Interest" has the meaning specified in Section 7.05.

            "PTR Scheme" shall mean the Provisional Treaty Relief Scheme as described in Inland Revenue Guidelines dated July 1999 and administered by the Inland Revenue's Centre for Non-Residents.

            "Public Debt Rating" means, as of any date, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Guarantor or, if either such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to the available rating;
      (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee will be set in accordance with Level 6 under the definition of "Applicable Margin", "Applicable Percentage" or "Applicable Utilization Fee", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be based upon the higher rating unless such rating differs by two or more levels, in which case the applicable level will be deemed to be one level above the lower of such levels; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

            "Ratable Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the aggregate principal amount of such Lender's Advances) and the denominator of which is the aggregate amount of all Revolving Credit Commitments at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the aggregate principal amount of all outstanding Advances).

            "Reference Banks" means Citibank, ABN AMRO Bank N.V., JPMorgan Chase Bank, N.A. and HSBC Bank USA, N.A.

            "Register" has the meaning specified in Section 9.07(d).

            "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments.

            "Revolving Credit Commitment" means as to any Lender (a) the Dollar amount set forth opposite such Lender's name on the signature pages hereof as such Lender's "Revolving Credit Commitment", (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth in such Assumption Agreement or (c) if such Lender has entered into any Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to
      Section 9.07(d), as such amount may be reduced pursuant to Section 2.05 or increased pursuant to Section 2.18.

            "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

            "Single  Employer Plan" means a single  employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Guarantor or any ERISA Affiliate and no Person other than the Guarantor and the ERISA Affiliates or (b) was so maintained and in respect of which the Guarantor or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Sub-Agent" means Citibank International plc.

            "Subordinated  Obligations"  has the  meaning  specified  in Section
      7.05.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Voting

      Stock of such Person, (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Termination Date" means the earlier of (a) May 23, 2010 and (b) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

            "Unissued Letter of Credit Commitment" means, with respect to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrowers in an amount equal to the excess of (a) the amount of its Letter of Credit Commitment over (b) the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank.

            "Unused  Commitment" means, with respect to each Lender at any time,
      (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus
      (ii) such Lender's Ratable Share of (A) the aggregate Available Amount of all the Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Advances made by each Issuing Bank pursuant to
      Section 2.03(c) that have not been ratably funded by such Lender and are outstanding at such time.

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

      SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").

                                   ARTICLE II

             AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

      SECTION 2.01. The Advances and Letters of Credit. (a) The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrowers from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount (based in respect of any Advances to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Borrowing) not to exceed such Lender's Unused Commitment at such time. Each Borrowing under this Section 2.01(a) shall be in an amount not less than the Borrowing Minimum or an integral multiple of the Borrowing Multiple in excess thereof and shall consist of Advances of the same Type and in the same currency made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender's Revolving Credit Commitment, the Borrowers may borrow under this Section
2.01(a),  prepay  pursuant  to Section  2.10 and  reborrow  under  this  Section
2.01(a).

      (b) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, in reliance upon the agreements of the other Lenders set forth in this Agreement, to issue letters of credit (each, a "Letter of Credit") for the account of any Borrower from time to time on any Business
Day during the period from the Effective Date until 30 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by each Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit

Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Commitments of the Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of such Borrower or the beneficiary to require renewal) later than 10 Business Days before the Termination Date. Within the limits referred to above, the Borrowers may from time to time request the issuance of Letters of Credit under this Section 2.01(b). Each letter of credit listed on Schedule 2.01(b) shall be deemed to constitute a Letter of Credit issued hereunder, and each Lender that is an issuer of such a Letter of Credit shall, for purposes of Section 2.03, be deemed to be an Issuing Bank for each such letter of credit, provided than any renewal or replacement of any such letter of credit shall be issued by an Issuing Bank pursuant to the terms of this Agreement. The terms "issue", "issued", "issuance" and all similar terms, when applied to a Letter of Credit, shall include any renewal or extension thereof or amendment thereto that increases the Available Amount thereof or otherwise materially increases the Issuing Bank's obligations thereunder.

      SECTION  2.02.  Making the Advances.  (a) Except as otherwise  provided in
Section  2.03(c),  each Borrowing shall be made on notice,  given not later than
(x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (y) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, or (z) 11:00 A.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the applicable Borrower to the Agent (and, in the case of a Borrowing consisting of Eurocurrency Rate Advances, simultaneously to the Sub-Agent), which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and currency for each such Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of Advances denominated in Dollars, and before 11:00 A.M. (London time) on the date of such Borrowing, in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the applicable Borrower at the Agent's address referred to in
Section 9.02 or at the applicable Payment Office, as the case may be.

      (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrowers may not select Eurocurrency Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than the Borrowing Minimum or if the obligation of the Lenders to make Eurocurrency Rate Advances for the requested currency shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurocurrency Rate Advances may not be outstanding as part of more than six separate Borrowings.

      (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower requesting such Borrowing. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the applicable Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

      (d) Unless the Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at

(i) in the case of a Borrower, the higher of (A) the interest rate applicable at the time to Advances comprising such Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

      (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

      SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by any Borrower to any Issuing Bank, and such Issuing Bank shall give the Agent prompt notice thereof. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telecopier or telephone, confirmed immediately in writing, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount and currency of such Letter of Credit,
(C) expiration date of such Letter of Credit (which shall not be later than 10 Business Days before the Termination Date), (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, such Letter of Credit shall be issued pursuant to such application and agreement for letter of credit as such Issuing Bank may specify to the applicable Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower requesting such issuance at its office referred to in Section 9.02 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern. For avoidance of doubt, but without limitation of the generality of the foregoing, provisions relating to security interests, reimbursement or other payment obligations, interest or events of default shall be deemed to be in conflict with this Agreement

      (b) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing Available Amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Ratable Share of the Available Amount of such Letter of Credit. Each Borrower hereby agrees to each such participation. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender's Ratable Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the applicable Borrower on the date made, or of any reimbursement payment required to be refunded to such Borrower for any reason, which amount will be advanced, and deemed to be an Advance to such Borrower hereunder, regardless of the satisfaction of the conditions set forth in Section 3.02. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit in accordance with the terms of this Agreement or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender's Ratable Share of the Available Amount of such Letter of Credit at each time such Lender's Revolving Credit Commitment is amended pursuant to a Commitment Increase in accordance with
Section 2.18, an assignment in accordance with Section 9.07 or otherwise pursuant to this Agreement.

      (c) Drawing and Reimbursement. The payment by an Issuing Bank of a draft drawn under any Letter of Credit which is not reimbursed by the applicable Borrower on the date made (the Borrowers having no obligation to reimburse such Issuing Bank on the date of such payment, except to the extent, if any, that the sum of the amount of such drawing plus the outstanding principal amount of all Advances, plus the remaining Available Amount of all outstanding Letters of Credit, would exceed the aggregate Revolving Credit Commitments at such date) shall constitute for all purposes of this Agreement the making by any such Issuing Bank of an Advance, which, in the case of a Letter of Credit denominated in Dollars, shall be a Base Rate Advance, in the amount of such draft, or, in the case of a Letter of Credit denominated in a Committed Currency, shall be a Base Rate Advance in the Equivalent amount of Dollars on the date such draft is paid, without regard to whether the making of such an Advance would exceed such Issuing Bank's Unused Commitment. Each Issuing Bank shall give prompt notice of each drawing under any Letter of Credit issued by it to the applicable Borrower and the Agent. Upon written demand by such Issuing Bank, with a copy of such demand to the Agent and the applicable Borrower, each Lender shall pay to the Agent such Lender's Ratable Share of such outstanding Advance pursuant to
Section 2.03(b). Each Lender acknowledges and agrees that its obligation to make Advances pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank. Each Lender agrees to fund its Ratable Share of an outstanding Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Lender shall not have so made the amount of such Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute an Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

      (d) Letter of Credit Reports. Each Issuing Bank shall furnish (A) to the Agent on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit and (B) to the Agent on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank. The Agent shall provide prompt notice to the Lenders of the reports delivered pursuant to this subsection (d).

      (e) Failure to Make Advances. The failure of any Lender to make the Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on such date.

      SECTION 2.04. Fees. (a) Facility Fee. The Borrowers agree to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Revolving Credit Commitment from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2005, and on the Termination Date.

      (b) Letter of Credit Commissions. (i) Each Borrower shall pay to the Agent for the account of each Lender a commission on such Lender's Ratable Share of the average daily aggregate Available Amount of all Letters of Credit issued at the request of such Borrower and outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurocurrency Rate Advances in effect from time to time plus the Applicable Utilization Fee, if any, during such calendar quarter, payable in arrears quarterly on the last day of each March, June, September and December, commencing with the quarter ended June 30, 2005, and on the Termination Date; provided that the Applicable Margin shall be 2% above the Applicable Margin in effect upon the occurrence and during the continuation of an Event of Default if the Borrowers are required to pay default interest pursuant to Section 2.07(b).

            (ii) Each Borrower shall pay to each Issuing Bank, for its own account, such fronting fees and such other commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as such Borrower and such Issuing Bank shall agree.

      (c) Agent's Fees. The Borrowers shall pay to the Agent for its own account such fees as may from time to time be agreed between the Guarantor and the Agent.

      SECTION 2.05. Optional Termination or Reduction of the Commitments. The Borrowers shall have the right, upon at least five Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably in part the Unused Revolving Credit Commitments or the Unissued Letter of Credit Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

      SECTION 2.06. Repayment of Advances and Letter of Credit Drawings. (a) The Borrowers shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Advances then outstanding.

      (b) The obligations of the applicable Borrower under any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit (subject to Section 2.03(a)) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by such Borrower is without prejudice to, and does not constitute a waiver of, any rights such Borrower might have or might acquire as a result of the payment by any Lender of any draft or the reimbursement by such Borrower thereof):

            (i) any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of such Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

            (iii) the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, any Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

            (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

            (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of such Borrower in respect of the L/C Related Documents; or

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or a guarantor.

      SECTION 2.07. Interest on Advances. (a) Scheduled Interest. The Borrowers shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurocurrency Rate Advances. During such periods as such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

      (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Agent may, and upon the request of the Required Lenders shall, require the Borrowers to pay interest ("Default Interest") on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to
Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

      SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the applicable Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or
(ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

      (b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Advances as a part of such Borrowing during its Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify the applicable Borrower and the Lenders, whereupon (A) such Borrower will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Committed Currency, either (x) prepay such Advances or (y) exchange such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances in the affected currency shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist; provided that, if the circumstances set forth in clause (ii) above are applicable, the applicable Borrower may elect, by notice to the Agent and the Lenders, to continue such Advances in such Committed Currency for Interest Periods of not longer than one month, which Advances shall thereafter bear interest at a rate per annum equal to the Applicable Margin plus the Applicable Utilization Fee, if any, plus, for each

Lender, the cost to such Lender (expressed as a rate per annum) of funding its Eurocurrency Rate Advances by whatever means it reasonably determines to be appropriate. Each Lender shall certify its cost of funds for each Interest Period to the Agent and the applicable Borrower as soon as practicable (but in any event not later than ten Business Days after the first day of such Interest Period).

      (c) If any Borrower shall fail to select the duration of any Interest Period in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 for any Eurocurrency Rate Advances made to it, the Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.

      (d) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the Borrowing Minimum, such Advances shall automatically Convert into Base Rate Advances.

      (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Committed Currency, be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended; provided that the applicable Borrower may elect, by notice to the Agent and the Lenders within one Business Day of such Event of Default, to continue such Advances in such Committed Currency, whereupon the Agent may require that each Interest Period relating to such Eurocurrency Rate Advances shall bear interest at the Overnight Eurocurrency Rate for a period of three Business Days and thereafter, each such Interest Period shall have a duration of not longer than one month. "Overnight Eurocurrency Rate" means the rate per annum applicable to an overnight period beginning on one Business Day and ending on the next Business Day equal to the sum of 1%, the Applicable Interest Rate Margin and the average, rounded upward to the nearest whole multiple of 1/16 of 1%, if such average is not such a multiple, of the respective rates per annum quoted by each Reference Bank to the Agent on request as the rate at which it is offering overnight deposits in the relevant currency in amounts comparable to such Reference Bank's Eurocurrency Rate Advances.

      (f) If Telerate Markets Page 3750 is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurocurrency Rate for any Eurocurrency Rate Advances,

            (i) the Agent shall forthwith notify the Borrowers and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances,

            (ii) with respect to Eurocurrency Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in Dollars, Convert into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be prepaid by the applicable Borrower or be automatically exchanged for an Equivalent amount of Dollars and be Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

            (iii) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

      SECTION 2.09. Optional Conversion of Advances. Each Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all or any portion of the Advances made to such Borrower denominated in Dollars of one Type comprising the same

Borrowing into Advances denominated in Dollars of the other Type; provided, however, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Dollar denominated Advances to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the applicable Borrower.

      SECTION 2.10. Prepayments of Advances. (a) Optional. Each Borrower may, upon notice at least two Business Days' prior to the date of such prepayment, in the case of Eurocurrency Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower giving such notice shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of not less than the Borrowing Minimum or an integral multiple of the Borrowing Multiple in excess thereof and (y) in the event of any such prepayment of a Eurocurrency Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

      (b) Mandatory. (i) If, on any date, the Agent notifies the Borrowers that, on any interest payment date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding plus (B) the aggregate Available Amount of all Letters of Credit denominated in Dollars then outstanding plus (C) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Committed Currencies then outstanding plus (D) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate Available Amount of all Letters of Credit denominated in Committed Currencies then outstanding exceeds 103% of the aggregate Revolving Credit Commitments of the Lenders on such date, the Borrowers shall, as soon as practicable and in any event within two Business Days after receipt of such notice, subject to the proviso to this sentence set forth below, prepay the outstanding principal amount of any Advances owing by the Borrowers in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Revolving Credit Commitments of the Lenders on such date together with any interest accrued to the date of such prepayment on the aggregate principal amount of Advances prepaid; provided that if the aggregate principal amount of Base Rate Advances outstanding at the time of such required prepayment is less than the amount of such required prepayment, the portion of such required prepayment in excess of the aggregate principal amount of Base Rate Advances then outstanding shall be deferred until the next succeeding last day of an Interest Period of outstanding Eurocurrency Rate Advances in an aggregate amount equal to the excess of such required prepayment. The Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Borrowers and the Lenders, and shall provide prompt notice to the Borrowers of any such notice of required prepayment received by it from any Lender.

      (ii) Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the applicable Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c). The Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Borrowers and the Lenders.

      SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof, or (ii) the compliance with any guideline or request issued after the date hereof from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or agreeing to issue or of issuing or maintaining or participating in Letters of Credit (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrowers and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

      (b) If any Lender determines that compliance with any law or regulation or any guideline or request taking effect or issued after the date hereof from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrowers shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrowers and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

      (c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrowers of the circumstances giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the circumstances giving rise to such increased costs or reductions cause such increased costs or reductions to be retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

      SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or any Committed
Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or any Committed Currency hereunder, (a) (i) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance and (ii) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be exchanged into an Equivalent amount of Dollars and be Converted into a Base Rate Advance and (b) the obligation of the Lenders to make Eurocurrency Rate Advances in the affected currency or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such a designation would allow such Lender or its Eurocurrency Lending Office to continue to perform its obligations to make such Eurocurrency Rate Advances or to continue to fund or maintain such Eurocurrency Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

      SECTION 2.13. Payments and Computations. (a) The Borrowers shall make each payment hereunder (except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency), irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the applicable Agent's Account in same day funds. The Borrowers shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (at the Payment Office for such Committed Currency) on the day when due in such Committed Currency to the Agent, by deposit of such funds to the applicable Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or commissions ratably (other than amounts payable pursuant to Section 2.11, 2.14 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to
Section 2.18, and upon the Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under any Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

      (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

      (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days (or, in each case of Advances denominated in Committed Currencies where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

      (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

      (e) Unless the Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the applicable Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies.

      (f) To the extent that the Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.13, the Agent shall be entitled to convert or exchange such funds into Dollars or into a Committed Currency, to the extent necessary to enable the Agent to distribute such funds in accordance with the terms of this Section 2.13; provided that each Borrower and each of the Lenders hereby agree that the Agent shall not be liable or responsible for any loss, cost or expense suffered by such Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.13(f) or as a result of the failure of the Agent to effect any such conversion or exchange; and provided further that the Borrowers agree to indemnify the Agent and each Lender, and hold the Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.13(f).

      SECTION 2.14. Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender or the Agent hereunder or under the Notes or any other documents to be delivered hereunder shall be made, in accordance with Section
2.13 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof and excluding such taxes imposed by the United States that are payable as of the date such Lender or the Agent became a party to this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b) In addition, the Borrowers shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder (hereinafter referred to as "Other Taxes").

      (c) The Borrowers shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

      (d) Within 45 days after the date of any payment of Taxes, the applicable Loan Party shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent. In the case of any payment hereunder or under the Notes or any other documents to be delivered hereunder by or on behalf of any Loan Party (other than OFP) through an account or branch outside the United States or by or on behalf of any Loan Party (other than OFP) by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

      (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by OFI and OCI (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent OFI and OCI with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments made by OFI and OCI pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to OFI and OCI and shall not be obligated to include in such form or document such confidential information.

      (f) For any period with respect to which a Lender has failed to provide OFI and OCI with the appropriate form, certificate or other document described in Section 2.14(e) (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrowers shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

      (g) In respect of Advances to OFP, each Lender shall designate an Applicable Lending Office that is beneficially entitled to interest under such Advances and that, on the date of this Agreement or (in the case of any Person that becomes a Lender hereunder by means of an assignment) on the date such Lender becomes a party hereto is either (i) within the charge to United Kingdom corporation tax in respect of interest in respect of an advance by a person that was a bank (for the purposes of Section 349 Income and Corporation Taxes Act
1988) at the time the advance was made; or (ii) resident in a country with which the United Kingdom has a double taxation agreement which makes provision for full exemption from United Kingdom taxation on interest payable by OFP pursuant to this Agreement and does not carry on business in the United Kingdom through a permanent establishment with which the payment is effectively connected (each such Person which is so resident being hereinafter in this Section 2.14 referred to as a "Treaty Lender"); or (iii) a company resident in the United Kingdom, or a partnership each member of which is a company resident in the United Kingdom for United Kingdom tax purposes; or (iv) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which is required to bring into account interest payable to it by OFP pursuant to this Agreement in computing its chargeable profits for the purposes of Section 11(2) of the Income and Corporation Taxes Act 1988. If any Lender does not or ceases to comply with clause (i), (ii), (iii) or (iv) above other than by reason of any change after the date of this Agreement in (or in the interpretation, administration or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority, the Borrowers shall not be required to compensate such Lender under
Section 2.14(a) or 2.14(c) for the amount of Taxes imposed by the United Kingdom in consequence. Any Lender to whom clause (ii) above is relevant and OFP shall cooperate in promptly completing any procedural formalities necessary for OFP to obtain authorization to make interest payments without deduction for UK income tax. The Borrowers shall not be required to compensate any Lender to whom clause
(ii) above is relevant under Section 2.14(a) or 2.14(c) for any deduction for UK income tax from interest payments if such deduction is required as a result of the failure of such Lender to comply with its obligations in the preceding sentence (other than a failure that is attributable to the failure by OFP to comply with its obligations in the preceding sentence).

      (h) Each Treaty Lender irrevocably appoints the Agent to act as syndicate manager under, and authorizes the Agent to operate, and take any action necessary or desirable under, the PTR Scheme in connection with any Borrowing hereunder. Each Treaty Lender shall cooperate with the Agent in completing any procedural formalities necessary under the PTR Scheme, and shall promptly supply to the Agent such information as the Agent may request in connection with the operation of the PTR Scheme. Each Treaty Lender without limiting the liability of any Borrower under this Agreement, shall, within five Business Days of demand, indemnify the Agent for any liability or loss incurred by the Agent as a result of the Agent acting as syndicate manager under the PTR Scheme in connection with the Treaty Lender's participation in any Borrowing (except to the extent that the liability or loss arises directly from the Agent's gross negligence or willful misconduct). Each Treaty Lender shall, within five Business Days of demand, indemnify each Borrower for any Tax which such Borrower becomes liable to pay in respect of any payments made to such Treaty Lender arising as a result of any incorrect information supplied by such Treaty Lender which results in a provisional authority issued by the UK Inland Revenue under the PTR Scheme being withdrawn. Each Borrower acknowledges that it is fully aware of its contingent obligations under the PTR Scheme and shall (i) promptly inform the Agent of all actions required to be performed by the Agent under the PTR Scheme, (ii) promptly supply to the Agent such information as the Agent may request in connection with the operation of the PTR Scheme; and (iii) act in accordance with any provisional notice issued by the UK Inland Revenue under the PTR Scheme. The Agent agrees to provide, as soon as reasonably practicable, a copy of any provisional authority issued to it under the PTR Scheme in connection with any Borrowing to those Borrowers specified in such provisional authority. Each of the Borrowers, the Treaty Lenders and the Agent acknowledges that the Agent: (i) is entitled to rely completely upon information provided to it in connection with this clause; (ii) is not obliged to undertake any inquiry into the accuracy of such information nor into the status of the Treaty Lender or, as the case may be, Borrower providing such information; and (iii) shall have no liability to any person for the accuracy of any information it submits to the UK Inland Revenue in connection with this clause.

      (i) Any Lender claiming any additional  amounts  payable  pursuant to this
Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurocurrency Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

      SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than as payment of an Advance made by an Issuing Bank pursuant to the first sentence of
Section 2.03(c), to the extent that the unreimbursed amount of such Advance exceeds the Issuing Bank's Ratable Share of the initial amount of such Advance, or pursuant to Section 2.11, 2.14 or 9.04(c)) in excess of its Ratable Share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

      SECTION 2.16. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances made to such Borrower. The Borrowers agree that upon notice by any Lender to the Borrowers (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrowers shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment of such Lender.

      (b) The Register maintained by the Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from each Borrower hereunder and each Lender's share thereof.

      (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

      SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrowers and their Subsidiaries, including, without limitation, as commercial paper liquidity support and to fund acquisitions otherwise not prohibited hereunder.

      SECTION 2.18. Increase in the Aggregate Commitments. (a) The Guarantor may, at any time but in any event not more than once in any calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Revolving Credit Commitments be increased by an amount of $10,000,000 or an integral multiple thereof (each a "Commitment Increase") to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "Increase Date") as specified in the related notice to the Agent; provided, however that (i) in no event shall the aggregate amount of the Revolving Credit Commitments at any time exceed $2,250,000,000 and (ii) on the date of any request by the Guarantor for a Commitment Increase and on the related Increase Date the applicable conditions set forth in Article III shall be satisfied.

      (b) The Agent shall promptly notify the Lenders of a request by the Guarantor for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Revolving Credit Commitments (the "Commitment Date"). Each Lender that is willing to participate in such requested Commitment Increase (each an "Increasing Lender") shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Revolving Credit Commitment. If the Lenders notify the Agent that they are willing to increase the amount of their respective Revolving Credit Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Guarantor and the Agent.

      (c) Promptly following each Commitment Date, the Agent shall notify the Guarantor as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment
Increase on any such Commitment Date is less than the requested Commitment Increase, then the Guarantor may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Revolving Credit Commitment of each such Eligible Assignee shall be in an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

      (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.18(b) (each such Eligible Assignee, an "Assuming Lender") shall become a Lender party to this Agreement as of such Increase Date and the Revolving Credit Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.18(b)) as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:

            (i) (A) certified copies of resolutions of the Board of Directors of each Loan Party or the Executive Committee of such Board approving the Commitment Increase and (B) an opinion of counsel for the Loan Parties (which may be in-house counsel), in substantially the form of Exhibits D-1 and D-2 hereto;

            (ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Guarantor and the Agent (each an "Assumption Agreement"), duly executed by such Eligible Assignee, the Agent and the Guarantor; and

            (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Guarantor and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.18(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Loan Parties, on or before 1:00 P.M. (New York City time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

      SECTION  3.01.  Conditions  Precedent to  Effectiveness  of Section  2.01.
Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

            (a) There shall have occurred no Material Adverse Change since December 31, 2004.

            (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Guarantor or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.01(b) hereto (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or financial effect on the Guarantor or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

            (c) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Guarantor and its Subsidiaries as they shall have requested.

            (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

            (e) The Borrowers shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

            (f) The Borrowers shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent).

            (g) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Guarantor, dated the Effective Date, stating that:

                  (i) The  representations  and warranties  contained in Section
            4.01 are correct on and as of the Effective Date, and

                  (ii) No event has occurred and is continuing that  constitutes a Default.

            (h) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

                  (i) The  Notes  to the  order  of the  Lenders  to the  extent requested by any Lender pursuant to Section 2.16.

                  (ii) Certified copies of the resolutions of the Board of Directors of each Loan Party approving this Agreement and the Notes to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes to which it is a party.

                  (iii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement and the Notes to which it is a party and the other documents to be delivered by it hereunder.

                  (iv) A favorable  opinion of Dewey  Ballantine  LLP,  New York counsel for the Loan Parties, and MacFarlanes, English counsel for OFP, substantially in the form of Exhibits D-1 and D-2 hereto, respectively, and as to such other matters as any Lender through the Agent may reasonably request.

                  (v) A favorable  opinion of Shearman & Sterling  LLP,  counsel for the Agent, in form and substance satisfactory to the Agent.

            (i) The Borrowers shall have terminated the commitments and paid in full all Debt, interest, fees and other amounts outstanding, under the 364-Day Credit Agreement dated as of May 24, 2004 among the Borrowers, the lenders parties thereto and Citibank, as agent, and each of the Lenders that is a party to such credit agreement hereby waives, upon the execution of this Agreement, any requirement of prior notice relating to the termination of the commitments thereunder.

      SECTION 3.02. Conditions Precedent to Each Borrowing, Each Issuance and Each Commitment Increase. The obligation of each Lender to make an Advance (other than an Advance made by any Issuing Bank or any Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing, the obligation of each Issuing Bank to issue a Letter of Credit and each Commitment Increase shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing, such issuance or such Increase Date (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Issuance, request for Commitment Increase and the acceptance by a Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing, such issuance or such Increase Date such statements are true):

            (i) the representations and warranties contained in Section 4.01 (except, in the case of a Borrowing or issuance, the representations set forth in the last sentence of subsection (e) thereof and in subsection
      (f)(i) thereof) are correct on and as of such date, before and after giving effect to such

      Borrowing,   such  issuance  or  such  Commitment   Increase  and  to  the
      application of the proceeds therefrom, as though made on and as of such date, and

            (ii) no event has occurred and is continuing, or would result from such Borrowing, such issuance or such Commitment Increase or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

      SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrowers, by notice to the Lenders, designate as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01. Representations and Warranties of the Guarantor. The Guarantor represents and warrants as follows:

      (a) Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

            (b) The execution, delivery and performance by each Loan Party of this Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated hereby, are within the such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the such Loan Party's charter or by-laws or other organizational documents or (ii) law or any contractual restriction binding on or affecting any Loan Party.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the any Loan Party of this Agreement or the Notes to be delivered by it.

            (d) This Agreement has been, and each of the Notes to be delivered by it when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto enforceable against such Loan Party in accordance with their respective terms.

            (e)  The  Consolidated  balance  sheet  of  the  Guarantor  and  its
      Subsidiaries as at December 31, 2004, and the related Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG LLP, independent public accountants, and the Consolidated balance sheet of the Guarantor and its Subsidiaries as at March 31, 2005, and the related Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Guarantor, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at March 31, 2005, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Guarantor and its Subsidiaries as at such dates and the Consolidated results of the operations of the Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2004, there has been no Material Adverse Change.

            (f) There is no pending or, to the knowledge of the Guarantor, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Guarantor or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation), and there has been no adverse change in the status, or financial effect on the Guarantor or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

            (g) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            (h)  No  Loan  Party  is  an  "investment  company",  or  a  company
      "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            (i) All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Loan Party in writing to any Lender (including, without limitation, all information contained in this Agreement) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Loan Party in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and does not or will not omit to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                                    ARTICLE V

                           COVENANTS OF THE GUARANTOR

      SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Guarantor will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws except, in each case, to the extent that failure to comply would not reasonably be expected to have a Material Adverse Effect.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Guarantor nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

            (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Guarantor or such Subsidiary operates.

            (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Guarantor and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that neither the Guarantor nor any of its Subsidiaries shall be required to preserve any right or franchise, or the existence of any Subsidiary of the Guarantor that is not a Borrower, if the Board of Directors of the Guarantor or the Borrower that is the corporate parent of such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor or such Borrower, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Guarantor, such Borrower or the Lenders.

            (e) Visitation Rights. At any reasonable time and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Guarantor and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Guarantor and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Guarantor and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Guarantor or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

            (i) Reporting Requirements. Furnish to the Lenders:

                  (i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Guarantor, the Consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Guarantor as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer of the Guarantor as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Guarantor shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                  (ii) as soon as  available  and in any  event  within  95 days after the end of each fiscal year of the Guarantor, a copy of the annual audit report for such year for the Guarantor and its Subsidiaries, containing the Consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the

            Required Lenders by KPMG LLP or other independent public accountants acceptable to the Required Lenders and certificates of the chief financial officer of the Guarantor as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Guarantor shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                  (iii) as soon as  possible  and in any event  within five days after any senior officer of the Guarantor or a Borrower becomes aware or should have become aware of the occurrence of any Default, the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Guarantor setting forth details of such Default and the action that the Guarantor has taken and proposes to take with respect thereto;

                  (iv) promptly after the sending or filing  thereof,  copies of all reports that the Guarantor sends to any of its securityholders, and copies of all reports and registration statements that the Guarantor or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                  (v) promptly  after the  commencement  thereof,  notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Guarantor or any of its Subsidiaries of the type described in Section 4.01(f); and

                  (vi) such other information respecting the Guarantor or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

            Reports and financial statements required to be delivered by the Guarantor pursuant to paragraphs (i), (ii), (iv) and (v) of this Section 5.01(i) shall be deemed to have been delivered on the date on which it posts such reports, or reports containing such financial statements, on its website on the Internet at www.omnicomgroup.com or when such reports, or reports containing such financial statements are posted on the SEC's website at www.sec.gov; provided that it shall deliver notice that such reports and financial statements are so available and shall deliver paper copies of the reports and financial statements referred to in paragraphs
      (i), (ii), (iv) and (v) of this Section 5.01(i) to the Agent or any Lender who requests it to deliver such paper copies until written notice to cease delivering paper copies is given by the Agent or such Lender.

      SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Guarantor will not:

            (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                  (i) Permitted Liens,

                  (ii) purchase money Liens upon or in any real property or equipment acquired or held by the Guarantor or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired and fixed improvements thereon or accessions thereto, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced,

                  (iii) the Liens  existing on the Effective  Date and described on Schedule 5.02(a) hereto,

                  (iv) Liens on property  of a Person  existing at the time such
            Person is merged into or consolidated with the Guarantor or any Subsidiary of the Guarantor or becomes a Subsidiary of the
            Guarantor; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Guarantor or such Subsidiary or acquired by the Guarantor or such Subsidiary,

                  (v) Liens securing Debt permitted by Section 5.02(d)(vii),

                  (vi) Liens granted by  Subsidiaries  of the  Guarantor  (other than the Borrowers) to secure Debt permitted by Section 5.02(d)(iv), and

                  (vii) other Liens securing  Debt,  provided that the aggregate principal amount of such secured Debt shall not exceed 15% of the Consolidated net worth of the Guarantor and its Subsidiaries at any time.

            (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of the Borrowers to do so.

            (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

            (d) Subsidiary Debt. Permit any of its Subsidiaries to create or suffer to exist, any Debt other than:

                  (i) Debt  existing  on the  Effective  Date and  described  on
            Schedule 5.02(d) hereto (the "Existing Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Debt, provided that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing plus any capitalized fees incurred in connection therewith, and the direct and contingent obligors therefor shall not be changed (other than to release any contingent obligor), as a result of or in connection with such extension, refunding or refinancing,

                  (ii) accrued expenses and trade payables incurred in the ordinary course of business, and obligations under trade letters of credit incurred in the ordinary course of business, which are to be repaid in full not more than one year after the date on which such Debt is originally incurred to finance the purchase of goods by such Subsidiary,

                  (iii) obligations under letters of credit or surety bonds incurred in the ordinary course of business in support of obligations incurred in connection with leases, worker's compensation, unemployment insurance and other social security legislation,

                  (iv) Debt owed to the Guarantor or to a wholly owned Subsidiary of the Guarantor,

                  (v) Debt of the Borrowers,

                  (vi) other Debt of Subsidiaries of the Guarantor which are not organized under the laws of the United States of America, a State of the United States of America or the District of Columbia and substantially all of whose assets and business are located or conducted outside the United States of America,

                  (vii) Debt of a Person existing at the time such Person is merged into or consolidated with the Guarantor or any Subsidiary of the Guarantor or becomes a Subsidiary of the Guarantor; provided that such Debt was not created in contemplation of such merger, consolidation or acquisition, provided further that the aggregate principal amount of the Debt referred to in this clause (iv) shall not exceed $50,000,000 at any time outstanding,

                  (viii) (x) Debt consisting of any guaranty made by any Subsidiary of the Guarantor in respect of Debt of any Loan Party, provided that such Subsidiary shall have entered into a guaranty of the Debt of the Guarantor under this Agreement in form and substance reasonably satisfactory to the Required Lenders and (y) Debt constituting guaranties of the Debt of the Guarantor under this Agreement, and

                  (ix) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

            (e) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof and other reasonably related businesses or businesses reasonably incidental thereto.

            (f)  Payment  Restrictions  Affecting   Subsidiaries.   Directly  or
      indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability or any of its Subsidiaries to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Guarantor or any of its Subsidiaries, or pay any Debt owed to the Guarantor or any of its Subsidiaries, (ii) make loans or advances to the Guarantor or (iii) transfer any of its properties or assets to the Guarantor, except for such agreements or arrangements existing under or by reason of (x) applicable law, (y) this Agreement and (z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary of the Guarantor.

      SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Guarantor will:

            (a) Leverage Ratio. Maintain a ratio of Consolidated Debt for Borrowed Money of the Guarantor and its Subsidiaries to Consolidated EBITDA of the Guarantor and its Subsidiaries for the four quarters most recently ended of not greater than 3.0 to 1.

            (b) Interest Coverage Ratio. Maintain a ratio of Consolidated EBITDA of the Guarantor and its Subsidiaries for the four quarters most recently ended to interest payable on, and amortization of debt discount in respect of, all Debt during such period by the Guarantor and its Subsidiaries of not less than 5.0 to 1.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

      SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) Any Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or any Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

            (b) Any representation or warranty made by the Guarantor herein or by any Loan Party (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

            (c) (i) The Guarantor shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e), (h) or (i), 5.02 or 5.03, or (ii) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Guarantor by the Agent or any Lender; or

            (d) The Guarantor or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $100,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Guarantor or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (e) The Guarantor or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Guarantor or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Guarantor or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

            (f) Judgments or orders for the payment of money in excess of $100,000,000 in the aggregate shall be rendered against the Guarantor or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

            (g) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Guarantor (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Guarantor; or
      (ii) during any period of up to 12 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Guarantor shall cease for any reason to constitute a majority of the board of directors of the Guarantor; or
      (iii) the Guarantor shall cease for any reason to own, directly or indirectly, 100% of the Voting Stock of each of the Borrowers; or

            (h) Any material provision of the Guaranty shall cease to be valid and binding on or enforceable against the Guarantor, or the Guarantor shall so state in writing; or

            (i) The Guarantor or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of $100,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Guarantor or any of its ERISA Affiliates from a Multiemployer Plan; or
      (iii) the reorganization or termination of a Multiemployer Plan;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and
(B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

      SECTION 6.02. Actions in Respect of Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrowers to, and forthwith upon such demand the Borrowers will, (a) pay to the Agent for the benefit of the Lenders in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Deposit Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders. If at any time the Agent determines that any funds held in the L/C Cash Deposit Account are subject to any right or interest of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Deposit Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Deposit Account that are free and clear of any such right and interest. Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Deposit Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law, and if so applied, then such reimbursement shall be deemed a repayment of the corresponding Advance in respect of such Letter of Credit. After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such L/C Cash Deposit Account shall be promptly returned to the Borrowers.

                                   ARTICLE VII

                                    GUARANTY

      SECTION 7.01. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each other Loan Party now or hereafter existing under or in respect of the this Agreement and the Notes (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of outside counsel and the allocated costs and expenses of in-house counsel) incurred by the Agent or any Lender in enforcing any rights under this Agreement. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Agent or any Lender under or in respect of this Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

      SECTION 7.02. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. This Guaranty is an absolute and unconditional guaranty of payment when due, and not of collection, by the Guarantor of the Guaranteed Obligations. The obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Loan Party under or in respect of this Agreement and the Notes, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of any provision of this Agreement or any Note or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Borrower under or in respect of this Agreement or the Notes, or any other amendment or waiver of or any consent to departure from this Agreement or the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Loan Party under this Agreement or the Notes or any other assets of any Borrower or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries;

            (f) any failure of the Agent or any Lender to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower now or hereafter known to the Agent or such Lender (the Guarantor waiving any duty on the part of the Agent and the Lenders to disclose such information);

            (g) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of the Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

            (h) any  other  circumstance  (including,  without  limitation,  any statute of limitations) or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

      SECTION 7.03. Waivers and Acknowledgments. (a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral.

            (b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            (c) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Guarantor hereunder.

            (d) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Agent or any Lender to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by the Agent or such Lender.

            (e) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waivers set forth in Section 7.02 and this
      Section 7.03 are knowingly made in contemplation of such benefits.

      SECTION 7.04. Subrogation. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against any Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be received and held in trust for the benefit of Agent and the Lenders, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If
(i) the Guarantor shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Termination Date shall have occurred, the Agent and the Lenders will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

      SECTION 7.05. Subordination. The Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to the Guarantor by each other Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.05:

            (a) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, the Guarantor agrees that the Agent and the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before the Guarantor receives payment of any Subordinated Obligations.

            (b) Turn-Over. After the occurrence and during the continuance of any Event of Default under Section 6.01(e), the Guarantor shall, if the Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Agent and the Lenders and deliver such payments to the Agent on account of the Guaranteed
      Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

            (c) Agent Authorization. After the occurrence and during the continuance of any Event of Default under Section 6.01(e), the Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

      SECTION 7.06. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 9.07. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each of the Lenders.

                                  ARTICLE VIII

                                    THE AGENT

      SECTION 8.01. Authorization and Action. Each Lender (in its capacities as a Lender and Issuing Bank, as applicable) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement.

      SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.18 or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Loan Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of any Loan Party or the existence at any time of any Default or to inspect the property (including the books and records) of any Loan Party; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or telegram) believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 8.03. Citibank and Affiliates. With respect to its Commitments, the Advances made by it and any Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Guarantor, any of its Subsidiaries and any Person who may do business with or own securities of the Guarantor or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders. The Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Guarantor or its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

      SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      SECTION 8.05. Indemnification. (a) Each Lender severally agrees to indemnify the Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the

"Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Ratable Share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

      (b) Each Lender severally agrees to indemnify the Issuing Banks (to the extent not promptly reimbursed by the Borrowers) from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by such Issuing Bank hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse any such Issuing Bank promptly upon demand for its Ratable Share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrowers under Section 9.04(b), to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

      (c) The failure of any Lender to reimburse the Agent or any Issuing Bank promptly upon demand for its Ratable Share of any amount required to be paid by the Lenders to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent or any Issuing Bank for its Ratable Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent or any Issuing Bank for such other Lender's Ratable Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes. Each of the Agent and each Issuing Bank agrees to return to the Lenders their respective Ratable Shares of any amounts paid under this Section 8.05 that are subsequently reimbursed by the Borrowers, together with interest to the extent recovered from the Borrowers.

      SECTION 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent from among the Lenders with the consent, so long as no Event of Default has occurred and is continuing, of the Guarantor, which consent will not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender that is a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

      SECTION 8.07. Sub-Agent. The Sub-Agent has been designated under this Agreement to carry out duties of the Agent. The Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Sub-Agent, and each of the Borrowers and the Lenders agrees that the Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Agent under this Agreement as relate to the performance of its obligations hereunder.

      SECTION 8.08. Other Agents. Each Lender hereby acknowledges that none of the syndication agent, any documentation agent nor any other Lender designated as any "Agent" on the signature pages hereof (other than the Agent) has any liability hereunder other than in its capacity as a Lender.

                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and (except for waivers or consents by any Lender) each of the Loan Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) other than as provided in Section 2.18, increase the Commitments of the Lenders, (c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) amend the definition of "Committed Currencies" to add any additional currency, (g) reduce or limit the obligations of the Guarantor under Section 7.01 or release the Guarantor or otherwise limit the Guarantor's liability with respect to the obligations owing to the Agent and the Lenders under Article VII or (h) amend this Section 9.01; and provided further that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note and (y) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks in their capacities as such under this Agreement.

      SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier or telegraphic communication) and mailed, telecopied, telegraphed or delivered or
(y) as and to the extent set forth in Section 9.02(b) and (c), if to Loan Parties, at the address of the Guarantor at One East Weaver Street, Greenwich, Connecticut 06831, Attention: Eric Huttner; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to any Loan Party or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent, provided that materials required to be delivered pursuant to Sections 5.01(i)(i), (ii), (iv) and (v) shall be delivered to the Agent as specified in Section 9.02(b). All such notices and communications shall, when mailed, telecopied or telegraphed, be effective when deposited in the mails, telecopied or delivered to the telegraph company, respectively, except that notices and communications to the Agent pursuant to Article II, III or VIII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

      (b) So long as Citibank or any of its Affiliates is the Agent, materials required to be delivered pursuant to Sections 5.01(i)(i), (ii), (iv) and (v) may be delivered to the Agent in an electronic medium in a format acceptable to the Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Guarantor agrees that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Guarantor, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby, but not including any notices under Article II (collectively, the "Communications") available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system (the "Platform"). The Guarantor acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

      (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by email or telecopier. Each Lender agrees (i) to notify the Agent in writing of such Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

      SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 9.04. Costs and Expenses. (a) The Borrowers agree to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this
Agreement,  the  Notes  and  the  other  documents  to be  delivered  hereunder, including,  without limitation,  (A) all due diligence,  syndication  (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrowers further agree to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable fees and expenses of outside counsel and the allocated costs and expenses of in-house counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

      (b) The Borrowers agree to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of hazardous materials on any property of the Guarantor or any of its Subsidiaries or any Environmental Action relating in any way to the Guarantor or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Loan Parties also agree not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

      (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by any Borrower to or for the account of a Lender (i) other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08, 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Guarantor pursuant to
Section  9.07(a)  or (ii) as a result of a payment  or  Conversion  pursuant  to
Section 2.08, 2.10 or 2.12, the Borrower of such Advance shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. If the amount of the Committed Currency purchased by any Lender in the case of a Conversion or exchange of Advances in the case of
Section 2.08 or 2.12 exceeds the sum required to satisfy such Lender's liability in respect of such Advances, such Lender agrees to remit to the applicable Borrower such excess.

      (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

      SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the applicable Loan Party after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

      SECTION 9.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by each Loan Party and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, the Agent and each Lender and their respective successors and assigns and each Indemnified Party, except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of each of the Lenders.

      SECTION 9.07. Assignments and Participations. (a) Each Lender may and, if demanded by the Guarantor (following a demand by such Lender pursuant to Section
2.11 or 2.14) upon at least five Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, its Unissued Letter of Credit Commitment, the Advances owing to it, its participations in Letters of Credit and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Revolving Credit Commitment or Unissued Letter of Credit
Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof unless the Guarantor and the Agent otherwise agree, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Guarantor pursuant to this Section 9.07(a) shall be arranged by the Guarantor after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement,

(v) no Lender shall be obligated to make any such assignment as a result of a demand by the Guarantor pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrowers or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement and
(vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500, payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by the Guarantor, such recordation fee shall be payable by the Guarantor except that no such recordation fee shall be payable in the case of an assignment made at the request of the Guarantor to an Eligible Assignee that is an existing Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance,
(x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.11, 2.14 and 9.04 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations (other than its obligations under Section 8.05 to the extent any claim thereunder relates to an event arising prior to such assignment) under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

      (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

      (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers.

      (d) The Agent shall maintain at its address referred to in Section 9.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Loan Party, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The

Register shall be available for inspection by any Loan Party or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (e) Each Lender may sell participations to one or more banks or other entities (other than the Guarantor or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or reduce or limit the obligations of the Guarantor under Section 7.01 or release the Guarantor from its obligations under Article VII.

      (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Guarantor furnished to such Lender by or on behalf of the Guarantor; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Guarantor received by it from such Lender.

      (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

      SECTION 9.08. Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Guarantor, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 9.07(f), to actual or prospective assignees and participants, or to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction relating to the Borrowers' obligations hereunder, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking and (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder.

      SECTION 9.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

      SECTION 9.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 9.11. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

      (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Committed Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such Committed Currency with Dollars at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

      (c) The obligation of the Borrowers in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to the applicable Borrower such excess.

      SECTION 9.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Loan Parties hereby agree that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon the Guarantor at its offices at One East Weaver Street, Greenwich, Connecticut 06831 Attention: General Counsel and the Loan Parties hereby irrevocably appoint the Guarantor its authorized agent to accept such service of process, and agrees that the failure of the Guarantor to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Loan Party hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Loan Party at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

      (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      SECTION 9.13. Substitution of Currency. If a change in any Committed Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definitions of Eurocurrency Rate) will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Guarantor) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Committed Currency had occurred.

      SECTION 9.14. No Liability of the Issuing Banks The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither an Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the applicable Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit or (ii) such Issuing Bank's grossly negligent or willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

      SECTION 9.15. Patriot Act. Each Lender hereby notifies the Guarantor and each the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each borrower, guarantor or grantor (the "Loan Parties"), which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

      SECTION 9.16. Waiver of Jury Trial. Each of the Loan Parties, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       OMNICOM FINANCE INC., as Borrower

                                       By: _____________________________________
                                           Dennis E. Hewitt
                                           Treasurer

                                       OMNICOM CAPITAL INC., as Borrower

                                       By: _____________________________________
                                           Dennis E. Hewitt
                                           President and Chief Executive Officer

                                       OMNICOM FINANCE PLC, as Borrower

                                       By: _____________________________________
                                           Dennis E. Hewitt
                                           Director

                                       OMNICOM GROUP INC., as Guarantor

                                       By: _____________________________________
                                           Dennis E. Hewitt
                                           Treasurer

                                       CITIBANK, N.A., as Agent

                                       By: _____________________________________
                                       Name:
                                       Title:

                              Initial Issuing Banks

Letter of Credit Commitment

$100,000,000                                 CITIBANK, N.A.

                                             By: _______________________________
                                             Name:
                                             Title:

$100,000,000      Total of the Letter of Credit Commitments

Revolving Credit Commitment

                                 Initial Lenders

Commitment

$215,000,000                                 CITIBANK, N.A.

                                             By: _______________________________
                                             Name:
                                             Title:

$215,000,000                                 JPMORGAN CHASE BANK, N.A.

                                             By: _______________________________
                                             Name:
                                             Title:

$175,000,000                                 ABN AMRO BANK N.V.

                                             By: _______________________________
                                             Name:
                                             Title:

                                             By: _______________________________
                                             Name:
                                             Title:

$175,000,000                                 HSBC BANK USA, N.A.

                                             By: _______________________________
                                             Name:
                                             Title:

$150,000,000                                 BANK OF AMERICA, N.A.

                                             By: _______________________________
                                             Name:
                                             Title:

$150,000,000                                 SOCIETE GENERALE

                                             By: _______________________________
                                             Name:
                                             Title:

$100,000,000                                 SUMITOMO MITSUI BANKING CORPORATION

                                             By: _______________________________
                                             Name:
                                             Title:

$100,000,000                                 WACHOVIA BANK, NATIONAL ASSOCIATION

                                             By: _______________________________
                                             Name:
                                             Title:

$75,000,000                                  WELLS FARGO BANK

                                             By: _______________________________
                                             Name:
                                             Title:

$60,000,000                                  BANCO BILBAO VIZCAYA ARGENTARIA

                                             By: _______________________________
                                             Name:
                                             Title:

                                             By: _______________________________
                                             Name:
                                             Title:

$60,000,000                                  BNP PARIBAS

                                             By: _______________________________
                                             Name:
                                             Title:

                                             By: _______________________________
                                             Name:
                                             Title:

$50,000,000                                  THE BANK OF TOKYO-MITSUBISHI, LTD
                                             NEW YORK BRANCH

                                             By: _______________________________
                                             Name:
                                             Title:

$50,000,000                                  BARCLAYS BANK PLC

                                             By: _______________________________
                                             Name:
                                             Title:

$50,000,000                                  DANSKE BANK A/S

                                             By: _______________________________
                                             Name:
                                             Title:

                                             By: _______________________________
                                             Name:
                                             Title:

$50,000,000                                  FORTIS CAPITAL CORP.

                                             By: _______________________________
                                             Name:
                                             Title:

                                             By: _______________________________
                                             Name:
                                             Title:

$50,000,000                                  MIZUHO CORPORATE BANK, LTD.

                                             By: _______________________________
                                             Name:
                                             Title:

$50,000,000                                  PNC BANK, NATIONAL ASSOCIATION

                                             By: _______________________________
                                             Name:
                                             Title:

$50,000,000                                  UNION BANK OF CALIFORNIA, N.A.

                                             By: _______________________________
                                             Name:
                                             Title:

$50,000,000                                  U.S. BANK NATIONAL ASSOCIATION

                                             By: _______________________________
                                             Name:
                                             Title:

$45,000,000                                  THE NORTHERN TRUST COMPANY

                                             By: _______________________________
                                             Name:
                                             Title:

$35,000,000                                  UBS LOAN FINANCE LLC

                                             By: _______________________________
                                             Name:
                                             Title:

                                             By: _______________________________
                                             Name:
                                             Title:

$30,000,000                                  SANPAOLO IMI S.p.A.

                                             By: _______________________________
                                             Name:
                                             Title:

                                             By: _______________________________
                                             Name:
                                             Title:

$25,000,000                                  THE BANK OF NOVA SCOTIA

                                             By: _______________________________
                                             Name:
                                             Title:

                                             SCOTIABANK EUROPE PLC

                                             By: _______________________________
                                             Name:
                                             Title:

$25,000,000                                  KEYBANK NATIONAL ASSOCIATION

                                             By: _______________________________
                                             Name:
                                             Title:

$25,000,000                                  NORDEA BANK

                                             By: _______________________________
                                             Name:
                                             Title:

                                             By: _______________________________
                                             Name:
                                             Title:

$25,000,000                                  WESTPAC BANKING CORPORATION

                                             By: _______________________________
                                             Name:
                                             Title:

$15,000,000                                  FIFTH THIRD BANK

                                             By: _______________________________
                                             Name:
                                             Title:

$2,100,000,000 Total of the Commitments

                                                                      SCHEDULE I
                                                                   OMNICOM GROUP
                                 AMENDED AND RESTATED FIVE YEAR CREDIT AGREEMENT
                                                      APPLICABLE LENDING OFFICES

----------------------------------------------------------------------------------------------------------------------
           Name of Initial Lender                Domestic Lending Office              Eurodollar Lending Office
           ----------------------                -----------------------              -------------------------
----------------------------------------------------------------------------------------------------------------------
ABN Amro Bank N.V.                            540 W. Madison                        540 W. Madison
                                              Suite 2621                            Suite 2621
                                              Chicago, IL 60620                     Chicago, IL 60620
                                              Attn: Stefanie Newell                 Attn: Stefanie Newell
                                              T:  312 992-5113                      T:  312 992-5113
                                              F:  312 992-5111                      F:  312 992-5111
----------------------------------------------------------------------------------------------------------------------
Banco Bilbao Vizcaya Argentaria               1345 Avenue of the Americas           1345 Avenue of the Americas
                                              45th Floor                            45th Floor
                                              New York, NY 10105                    New York, NY 10105
                                              Attn: Hector Villegas                 Attn: Hector Villegas
                                              T: 212 728-1513                       T: 212 728-1513
                                              F: 212 333-2904                       F: 212 333-2904
----------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.                         1850 Gateway Blvd., 5th Floor         1850 Gateway Blvd., 5th Floor
                                              Concord, CA                           Concord, CA
                                              Attn: Vilma Tang                      Attn: Vilma Tang
                                              T: 925 675-7336                       T: 925 675-7336
                                              F: 888 969-9285                       F: 888 969-9285
----------------------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia                       1 Liberty Plaza, 24th Floor           1 Liberty Plaza, 24th Floor
                                              New York, NY 10006                    New York, NY 10006
                                              Attn: Victor Chevallier               Attn: Victor Chevallier
                                              T: 212 225-5064                       T: 212 225-5064
                                              F: 212 225-5145                       F: 212 225-5145
----------------------------------------------------------------------------------------------------------------------
The Bank of Tokyo-Mitsubishi Ltd,             1251 Avenue of the Americas           1251 Avenue of the Americas
New York Branch                               New York, NY 10020                    New York, NY 10020
                                              Attn: Rolando Uy                      Attn: Rolando Uy
                                              T: 201 413-8570                       T: 201 413-8570
                                              F: 201 521-2304                       F: 201 521-2304
----------------------------------------------------------------------------------------------------------------------
Barclays Bank PLC                             200 Park Avenue                       200 Park Avenue
                                              New York, NY 10163                    New York, NY 10163
                                              Attn: Rosanna Pernice                 Attn: Rosanna Pernice
                                              T: 973 576-3728                       T: 973 576-3728
                                              F: 973 576-3014                       F: 973 576-3014
----------------------------------------------------------------------------------------------------------------------
BNP Paribas                                   919 Third Avenue                      919 Third Avenue
                                              New York, NY 10022                    New York, NY 10022
                                              Attn: James Broaders                  Attn: James Broaders
                                              T: 212 471-6630                       T: 212 471-6630
                                              F: 212 471-6603                       F: 212 471-6603
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                                Two Penns Way                         Two Penns Way
                                              New Castle, DE 19720                  New Castle, DE 19720
                                              Attn: Timothy Smith                   Attn: Timothy Smith
                                              T: 302 894-6059                       T: 302 894-6059
                                              F: 212 994-0961                       F: 212 994-0961
----------------------------------------------------------------------------------------------------------------------
Danske Bank A/S                               Holmens Kanal 2-12                    Holmens Kanal 2-12
                                              1092 Copenhagen K                     1092 Copenhagen K
                                              Denmark                               Denmark
                                              Attn: First Vice President Niels      Attn: First Vice President
                                              Bang-Hansen                           Niels Bang-Hansen
                                              T: 45 33 44 29 16                     T: 45 33 44 29 16
                                              F; 45 33 44 21 45                     F; 45 33 44 21 45
----------------------------------------------------------------------------------------------------------------------
Fifth Third Bank                              38 Fountain Square                    38 Fountain Square
                                              Cincinnati, OH                        Cincinnati, OH
                                              Attn: Ann Pierson                     Attn: Ann Pierson
                                              T: 513 534-5295                       T: 513 534-5295
                                              F: 513 534-5947                       F: 513 534-5947
----------------------------------------------------------------------------------------------------------------------
Fortis Capital Corp.                          301 Tresser Blvd.                     301 Tresser Blvd.
                                              9th Floor                             9th Floor
                                              Stamford, CT 06901                    Stamford, CT 06901
                                              Attn: Hui Wang                        Attn: Hui Wang
                                              T: 203 705-5758                       T: 203 705-5758
                                              F: 203 705-5899                       F: 203 705-5899
----------------------------------------------------------------------------------------------------------------------
HSBC Bank USA                                 One HSBC Center 26th Floor            One HSBC Center 26th Floor
                                              Buffalo, NY 14203                     Buffalo, NY 14203
                                              Attn: Donna L. Riley                  Attn: Donna L. Riley
                                              T: 716 841-4178                       T: 716 841-4178
                                              F: 716 841-0269                       F: 716 841-0269
----------------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank, N.A.                     One Chase Manhattan Plaza             One Chase Manhattan Plaza
                                              New York, NY 10081                    New York, NY 10081
                                              Attn: Donna Montgomery                Attn: Donna Montgomery
                                              T: 212 522-7477                       T: 212 522-7477
                                              F: 212 552-5700                       F: 212 552-5700
----------------------------------------------------------------------------------------------------------------------
Keybank National Association
----------------------------------------------------------------------------------------------------------------------
Mizuho Corporate Bank, Ltd.                   Harborside Financial Center           Harborside Financial Center
                                              1800 Plaza Ten                        1800 Plaza Ten
                                              Jersey City, NJ 07311-4098            Jersey City, NJ 07311-4098
                                              Attn: Sophia White-Lammond            Attn: Sophia White-Lammond
                                              T: 201 626-9134                       T: 201 626-9134
                                              F: 201 626-9950                       F: 201 626-9950
----------------------------------------------------------------------------------------------------------------------
Nordea Bank Finland Plc                       437 Madison Avenue, 21st floor        437 Madison Avenue, 21st floor
                                              New York, NY 10022                    New York, NY 10022
                                              Attn: Sonia Earle                     Attn: Sonia Earle
                                              T: 212-318-9596                       T: 212-318-9596
                                              F: 212-750-9118                       F: 212-750-9118
----------------------------------------------------------------------------------------------------------------------
The Northern Trust Company                    50 South LaSalle Street               50 South LaSalle Street
                                              Chicago, IL  60675                    Chicago, IL 60675
                                              Attn: Andrea Pasch                    Attn: Andrea Pasch
                                              T: 312 444-3498                       T: 312 444-3498
                                              F: 312 630-1566                       F: 312 630-1566
----------------------------------------------------------------------------------------------------------------------
PNC Bank, National Association                500 First Avenue                      500 First Avenue
                                              Pittsburgh, PA 15219                  Pittsburgh, PA 15219
                                              Attn: April Atwater                   Attn: April Atwater
                                              T: 412 766-6214                       T: 412 766-6214
                                              F: 412 766-4586                       F: 412 766-4586
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
SANPAOLO IMI S.p.A.                           245 Park Avenue, 35th Floor           245 Park Avenue, 35th Floor
                                              New York, NY 10167                    New York, NY 10167
                                              Attn: Sal Troia                       Attn: Sal Troia
                                              T: 212 692-3143                       T: 212 692-3143
                                              F: 212 692-3178                       F: 212 692-3178
----------------------------------------------------------------------------------------------------------------------
Scotiabank Europe plc                         Scotia House                          Scotia House
                                              33 Finsbury Square                    33 Finsbury Square
                                              London                                London
                                              EC2A 1BB                              EC2A 1BB
                                              Attn: Martin Neal / Lee Boden         Attn: Martin Neal / Lee Boden
                                              T: 00 44 20 7826 5869 / 5633          T: 00 44 20 7826 5869 / 5633
                                              F: 00 44 20 7826 5617                 F: 00 44 20 7826 5617
----------------------------------------------------------------------------------------------------------------------
Societe Generale                              2100 Ross Avenue                      2100 Ross Avenue
                                              Dallas, TX 75201                      Dallas, TX 75201
                                              Attn: Trina Hooves                    Attn: Trina Hooves
                                              T: 214 979-2742                       T: 214 979-2742
                                              F: 214 754-0171                       F: 214 754-0171
----------------------------------------------------------------------------------------------------------------------
Sumitomo Mitsui Banking Corporation           277 Park Avenue                       277 Park Avenue
                                              New York, NY 10172                    New York, NY 10172
                                              Attn: David Speir                     Attn: David Speir
                                              F: 212 224-4384                       F: 212 224-4384
----------------------------------------------------------------------------------------------------------------------
UBS Loan Finance LLC                          677 Washington Blvd.                  677 Washington Blvd.
                                              Stamford, CT 06901                    Stamford, CT 06901
                                              Attn: Marie Haddad                    Attn: Marie Haddad
                                              T: 203 719-5609                       T: 203 719-5609
                                              F: 203 719-3888                       F: 203 719-3888
----------------------------------------------------------------------------------------------------------------------
Union Bank of California, N.A.                1980 Saturn Street                    1980 Saturn Street
                                              Monterey Park, CA 91755               Monterey Park, CA 91755
                                              Attn: Shirley Davis                   Attn: Shirley Davis
                                              T: 323 720-2870                       T: 323 720-2870
                                              F: 323 724-6198                       F: 323 724-6198
----------------------------------------------------------------------------------------------------------------------
U.S. Bank National Association                777 East Wisconsin Avenue             777 East Wisconsin Avenue
                                              Mail Code MK-WI-TGCB                  Mail Code MK-WI-TGCB
                                              Milwaukee, WI 53202                   Milwaukee, WI 53202
                                              Attn: John Franceschi                 Attn: John Franceschi
                                              T: 414 765-5656                       T: 414 765-5656
----------------------------------------------------------------------------------------------------------------------
Wachovia Bank, National Association           201 South College Street, CP-17       201 South College Street, CP-17
                                              Charlotte, NC 28288                   Charlotte, NC 28288
                                              Attn: Sharon Gibson                   Attn: Sharon Gibson
                                              T: 704 715-7608                       T: 704 715-7608
                                              F: 704 374-2802                       F: 704 374-2802
----------------------------------------------------------------------------------------------------------------------
Wells Fargo Bank                              201 Third Street                      201 Third Street
                                              MAC A0187-081                         MAC A0187-081
                                              San Francisco, CA 94103               San Francisco, CA 94103
                                              Attn: Cindy Dunn                      Attn: Cindy Dunn
                                              T: 415 477-5431                       T: 415 477-5431
                                              F: 415 979-0675                       F: 415 979-0675
----------------------------------------------------------------------------------------------------------------------
Westpac Banking Corporation                   255 Elizabeth Street, 3rd Floor       255 Elizabeth Street, 3rd Floor
                                              Sydney, Australia 2000                Sydney, Australia 2000
                                              Attn: Loan Operations                 Attn: Loan Operations
                                              F: 011 44 207 621-7608                F: 011 44 207 621-7608
----------------------------------------------------------------------------------------------------------------------

                                SCHEDULE 3.01(b)

                              DISCLOSED LITIGATION

Beginning on June 13, 2002, several proposed class actions were filed against Omnicom Group Inc. ("OGI") and certain of OGI's senior executives in the United States District Court for the Southern District of New York. The actions have since been consolidated under the caption In re Omnicom Group Inc. Securities Litigation, No. 02-CV4483 (RCC) on behalf of a proposed class of purchasers of OGI's common stock between February 20, 2001 and June 11, 2002. The consolidated complaint filed alleges among other things that OGI's public filings and other public statements during that period contained false and misleading statements or omitted to state material information relating to (1) OGI's calculation of the organic growth component of period-to-period revenue growth, (2) OGI's valuation of certain internet investments made by OGI's Communicade Group, which OGI contributed to Seneca Investments LLC in 2001 (the "Seneca Transaction"), and (3) the existence and amount of certain contingent future obligations in respect of acquisitions. The complaint seeks an unspecified amount of compensatory damages plus costs and attorneys' fees. Defendants moved to dismiss the complaint and on March 28, 2005, the court issued a decision ordering the dismissal of the claims related to organic growth calculation and related to the contingent future obligations in respect of acquisitions. The court did not dismiss the claim related to the Seneca Transaction and ordered the defendants to file an answer to the complaint by April 29, 2005. The court imposed a six-month schedule for completing all discovery which is under way.

In addition to the proceedings described above, a shareholder derivative action was filed on June 28, 2002 in New York State Court in New York City by a plaintiff shareholder, purportedly on OGI's behalf. The action is pending before Justice Karla Moskowitz. The complaint alleges, among other things, breaches of fiduciary duty, disclosure failures, abuse of control and gross mismanagement in connection with the formation of Seneca Investments LLC by certain current and former directors of OGI. On February 18, 2005, a second shareholder derivative action, again purportedly brought on behalf of OGI and making similar claims was filed in New York State Court in New York City. During a status conference on April 20, 2005, Justice Moskowitz and the parties agreed that the two derivative actions should be consolidated and proceed before her. The parties are drafting a proposed order that would consolidate the actions and set a schedule for further litigation of this matter. Pursuant to the proposed schedule, plaintiffs would file an amended consolidated compliant twenty days after the actions are consolidated and the defendants will move to dismiss or will otherwise respond to the amended complaint forty-five days thereafter. The defendants presently intend to move to dismiss the amended complaint. Discovery would be stayed while any such motion to dismiss was pending.

Management presently expects to defend these cases vigorously. Currently, OGI is unable to determine the outcome of these cases and the effect on OGI's financial position or results of operations. The outcome of any of these matters is inherently uncertain and may be affected by future events.

                          SCHEDULES 5.02(a) AND 5.02(d)

                        EXISTING LIENS AND EXISTING DEBT

                                                   Amount Due Each
                                                   ---------------
Subsidiary Borrower            Lender(s)                    Lender    Total Debt
-------------------            ---------                    ------    ----------

DAS Fleishman-Hillard          Pitney Bowes                 31,583

                               Avaya                         6,661

                               SBC                           2,784        41,028
DAS National In-Store          USBancorp                    25,615

                               Safeline                      2,000        27,615
DAS Porter Novelli             Steelcase                    15,109

                               NEC Leasing                  10,163        25,272
DAS TPG                        Newcourt Leasing              5,982

                               Copelco Capital               1,694

                               Citicorp                      1,422         9,098
DAS TPN                        GMAC                         26,651        26,651
Cardinia Real Estate           Osprey House             16,879,463    16,879,463
                                                        ------------------------

                                                        ------------------------
                                                        17,009,127    17,009,127
                                                        ========================

Omnicom Group Inc. has three zero coupon convertible bonds outstanding maturing in 2031, 2032 and 2033. The principal amounts outstanding for each of these bonds are $847,031,000, $892,273,000 and $600,000,000, respectively. In addition, Omnicom Group Inc. has a 5.20% Euro-denominated note with a principal amount outstanding of (euro)152,449,017.

                                                             EXHIBIT A - FORM OF
                                                                 PROMISSORY NOTE

U.S.$_______________                               Dated:  _______________, 200_

      FOR VALUE RECEIVED, the undersigned, [OMNICOM FINANCE INC., a Delaware corporation][OMNICOM CAPITAL INC., a Connecticut corporation][OMNICOM FINANCE PLC, a corporation organized under the laws of England and Wales], (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Amended and Restated Five Year Credit Agreement dated as of May 23, 2005 among the Borrowers referred to therein (including the undersigned), the Lender and certain other lenders parties thereto, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as lead arrangers and book managers, ABN AMRO Bank N.V., as syndication agent, JPMorgan Chase Bank, N.A. and HSBC Bank USA, N.A., as documentation agents, and Citibank, N.A. as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

      The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

      Both principal and interest in respect of each Advance (i) in Dollars are payable in lawful money of the United States of America to the Agent at its account maintained at 388 Greenwich Street, New York, New York 10013, in same day funds and (ii) in any Committed Currency are payable in such currency at the applicable Payment Office in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

      This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

      This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding, subject to Section 2.10(b) of the Credit Agreement, 103% of the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Advances denominated in Committed Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                                      [OMNICOM FINANCE INC.]
                                                      [OMNICOM CAPITAL INC.]
                                                      [OMNICOM FINANCE PLC]

                                                      By _______________________

                                                          Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
                                Amount of
                 Amount of   Principal Paid    Unpaid Principal     Notation
     Date         Advance      or Prepaid           Balance          Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                   EXHIBIT B - FORM OF NOTICE OF
                                                                       BORROWING

Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware 19720

                                                        [Date]

                  Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

      The undersigned, [Omnicom Finance Inc.][Omnicom Capital Inc.][Omnicom Finance plc], (the "Borrower"), refers to the Amended and Restated Five Year Credit Agreement, dated as of May 23, 2005 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrowers referred to therein (including the undersigned), certain Lenders parties thereto, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as lead arrangers and book managers, ABN AMRO Bank N.V., as syndication agent, JPMorgan Chase Bank, N.A. and HSBC Bank USA, N.A., as documentation agents, and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

            (i) The Business Day of the Proposed Borrowing is _______________, 200_.

            (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

            (iii)  The   aggregate   amount  of  the   Proposed   Borrowing   is
      $_______________][for a Borrowing in a Committed Currency, list currency and amount of Borrowing].

            [(iv) The initial Interest Period for each Eurocurrency Rate Advance made as part of the Proposed Borrowing is _____ month[s]. [If nine or twelve months is selected, specify alternate Interest Period of one, two, three or six months.]

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (A) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f)(i) thereof)) are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

            (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                                  Very truly yours,

                                                  [OMNICOM FINANCE INC.]
                                                  [OMNICOM CAPITAL INC.]
                                                  [OMNICOM FINANCE PLC]

                                                  By ___________________________
                                                     Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

      Reference is made to the Amended and Restated Five Year Credit Agreement dated as of May 23, 2005 (as amended or modified from time to time, the "Credit Agreement") among Omnicom Finance Inc., Omnicom Capital Inc. and Omnicom Finance plc (the "Borrowers"), Omnicom Group Inc. (the "Guarantor"), the Lenders (as defined in the Credit Agreement), Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as lead arrangers and book managers, ABN AMRO Bank N.V., as syndication agent, JPMorgan Chase Bank, N.A. and HSBC Bank USA, N.A., as documentation agents, and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

      The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under [the Credit Agreement as of the date hereof] [the Letter of Credit Facility] equal to the percentage interest specified on Schedule 1 hereto of [all outstanding rights and obligations under the Credit Agreement together with participations in Letters of Credit held by the Assignor on the date hereof] [such Assignor's Unissued Letter of Credit Commitment]. After giving effect to such sale and assignment, the Assignee's [Revolving Credit Commitment and the amount of the Advances], Letter of Credit Commitment] owing to the Assignee will be as set forth on Schedule 1 hereto.

      2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note[, if any,] held by the Assignor [and requests that the Agent exchange such Note for a new Note payable to the order of [the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and] the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor under the Credit Agreement[, respectively,] as specified on Schedule 1 hereto].

      3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or U.K. Inland Revenue forms required under
Section 2.14 of the Credit Agreement.

      4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the

"Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

      5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, fees and Letter of Credit commissions with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

      8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

Percentage interest assigned:                                            ______%

Assignee's Revolving Credit Commitment:                                 $______

Aggregate outstanding principal amount of Advances assigned:            $______

Principal amount of Note payable to Assignee:                           $______

Principal amount of Note payable to Assignor:                           $______

[Assignee's Letter of Credit Commitment:                                $______]

Effective Date*:  _______________, 200_

                                          [NAME OF ASSIGNOR], as Assignor

                                          By ____________________________
                                             Title:

                                          Dated:  _______________, 200_

                                          [NAME OF ASSIGNEE], as Assignee

                                          By ____________________________
                                             Title:

                                          Dated:  _______________, 200_

                                          Domestic Lending Office:
                                                   [Address]

                                          Eurocurrency Lending Office:
                                                   [Address]

----------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved]** this
__________ day of _______________, 200_

CITIBANK, N.A., as Agent

By ___________________________________
   Title:

[Approved this __________ day
of _______________, 200_

OMNICOM GROUP INC.

By ___________________________________]*
   Title:

----------
** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

* Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                                                           EXHIBIT D-1 - FORM OF
                                                     OPINION OF NEW YORK COUNSEL
                                                            FOR THE LOAN PARTIES

                                             May 23, 2005

To each of the Lenders parties
  to the Amended and Restated Five
  Year Credit Agreement referred to below

       Omnicom Finance Inc., Omnicom Capital Inc. and Omnicom Finance plc

Ladies and Gentlemen:

      This opinion is furnished to you pursuant to Section 3.01(h)(iv) of the Amended and Restated Five Year Credit Agreement, dated as of May 23, 2005 (the "Credit Agreement"), by and among Omnicom Finance Inc. ("OFI"), Omnicom Capital Inc. ("OCI"), and Omnicom Finance plc ("OFP", and, collectively with OFI and OCI, the "Borrowers"), Omnicom Group Inc. (the "Guarantor"), the banks, financial institutions and other institutional lenders and initial issuing banks listed on the signature pages thereof, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and book managers, ABN Amro Bank N.V., as syndication agent, JPMorgan Chase Bank, N.A. and HSBC Bank USA, N.A., as documentation agents, and Citibank, N.A., as administrative agent (the "Agent") for the Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

      We have acted as New York counsel for the Loan Parties in connection with the preparation, execution and delivery of the Credit Agreement.

      In connection with this opinion, we have examined originals or copies (including conformed copies) of the following documents:

            (1) The Credit Agreement.

            (2) The documents furnished by the Loan Parties pursuant to Article III of the Credit Agreement (together with the Credit Agreement, the "Credit Documents").

            (3) The Certificate of Incorporation and all amendments thereto (the "Charter") of each of OFI, OCI and the Guarantor (collectively, the "US Loan Parties"), as certified as of a recent date by a public official of the state of its incorporation.

            (4) The by-laws and all amendments thereto (the "By-laws") of each US Loan Party, as certified to us by each US Loan Party.

            (5) A certificate of the Secretary of State of Delaware, dated __________, 2005, attesting to the continued corporate existence and good standing of OFI in that State as of the date thereof.

            (6) A certificate of the Secretary of State of Connecticut, dated __________, 2005, attesting to the continued corporate existence and good standing of OCI in that State as of the date thereof.

            (7) A certificate of the Secretary of State of New York, dated __________, 2005, attesting to the continued corporate existence and good standing of the Guarantor in that State as of the date thereof.

      In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments and other documents, and have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      For the purposes hereof, we have assumed, with your permission and without independent verification of any kind: (a) that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine; (b) the legal capacity of all natural persons; (c) that all documents submitted to us as originals or duplicate originals are authentic; and (d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents. As to questions of fact relevant to this opinion, we have assumed, without independent investigation or verification of any kind, the accuracy of the representations and warranties of the Loan Parties in the Credit Agreement and have relied upon certificates and oral or written statements and other information of public officials, and officers and representatives of the Loan Parties. For purposes of the opinion set forth in the paragraph numbered 1 below, we have relied solely upon copies of good standing certificates as certified by public officials as of the dates and in the jurisdictions listed on Annex I hereto.

      In rendering the opinions expressed below, we have assumed, with your permission and without any independent investigation or verification of any kind, that: (i) OFP has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified in each other jurisdiction in which the conduct of its business or the ownership of its property makes such qualification necessary; (ii) OFP has full power and authority to execute, deliver and perform the Credit Documents to which it is a party; (iii) the execution, delivery and performance of the Credit Documents by OFP have been duly authorized by all requisite corporate action on the part of OFP; (iv) the Credit Documents have been duly executed and delivered by OFP; and (v) the execution, delivery and performance of the Credit Documents by OFP do not and will not violate the Charter, By-laws or other organizational documents of OFP. We have further assumed, with your permission and without any independent investigation or verification of any kind, that the Credit Agreement constitutes the valid and legally binding obligation of each Person party thereto (other than the US Loan Parties and OFP), enforceable against such Person in accordance with its terms. Furthermore, in giving the opinions set forth in paragraphs numbered 4, 5 and 6 below, we express no opinion as to state securities or blue sky laws.

      Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that:

      1. Each US Loan Party (i) is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation listed on Annex I hereto and (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged.

      2. Each US Loan Party has the corporate power to execute, deliver and perform the terms and provisions of the Credit Agreement and the Notes to be delivered by it and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Agreement and the Notes to be delivered by it. Each US Loan Party has duly executed and delivered the Credit Agreement and the Notes delivered by it on the date hereof.

      3. The Credit Agreement constitutes the legal, valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with its terms. Each Note to be delivered by a Loan Party, assuming due execution and delivery thereof by such Loan Party, will constitute the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

      4. Neither the execution and delivery, nor the performance, by any US Loan Party of the Credit Agreement or the Notes to be delivered by it, nor compliance by such US Loan Party with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) of the United States of America or the State of New York applicable to such US Loan Party or (ii) will violate any provision of the Charter or By-Laws of such US Loan Party.

      5. Neither the execution and delivery, nor the performance, by OFP of the Credit Agreement and the Notes to be delivered by it, nor compliance by it with the terms and provisions thereof, will contravene any provision of any law, statute, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) of the United States of America or the State of New York applicable to OFP.

      6. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the date hereof), or exemption by, any governmental or public body or authority of the United States of America, or the State of New York, applicable to any Loan Party is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Loan Party of the Credit Agreement and the Notes to be delivered by it or (ii) the enforceability of the Credit Agreement and the Notes to be delivered by it in accordance with their terms against such Loan Party.

      7. The choice of New York law as the governing law of the Credit Agreement and the Notes is, under the laws of the State of New York, a valid choice of law.

      8. The consent by each Loan Party in Section 9.12 of the Credit Agreement to the jurisdiction of courts sitting in the State of New York is a valid consent to the jurisdiction of such courts.

      Our opinions are subject to the qualifications that:

      A. The enforceability of the Credit Agreement and the Notes is subject to and may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws relating to or affecting the rights of creditors generally (including such as may deny giving effect to waivers of debtors' or guarantors' rights), and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. Accordingly, no opinion is given herein as to (i) the availability of the right to accelerate any obligation and certain remedies provided for in the Credit Agreement in the event of a nonmaterial default, or (ii) the enforceability of any provision of the Credit Agreement relating to cumulation of remedies or waiving the remedy of specific performance, or the waiver of debtors' rights.

      B. We express no opinion as to the enforceability of any contractual provision in the Credit Agreement as to waiver of any procedural right, including, without limitation, (i) the first sentence of Section 9.12(a) of the Credit Agreement insofar as such sentence relates to the subject matter jurisdiction of a federal court of the United States of America sitting in New York City to adjudicate any controversy related to any of the Credit Documents, and (ii) the waiver of inconvenient forum set forth in Section 9.12(b) of the Credit Agreement with respect to proceedings in a federal court of the United States of America sitting in New York City.

      C. We express no opinion as to the enforceability of any contractual provision in the Credit Documents relating to indemnification, including, without limitation, with respect to the enforceability of Section 9.04 of the Credit Agreement, to the extent that these may be limited (i) in the case of litigation against any Loan Party which is decided adversely to the person claiming indemnification or in a case involving a claim of indemnification for attorneys' fees, (ii) by laws rendering unenforceable indemnification contrary to federal or state securities laws and the public policy underlying such laws, or (iii) by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party, for liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

      D. Furthermore, no opinion is given herein as to:

            (i) Section 7.02 of the Credit Agreement, to the extent that it relates to action contemplated by Section 7.02(b) of the Credit Agreement taken without the Guarantor's consent, which may not be enforceable to the extent that the Guaranteed Obligations are materially altered; or

            (ii) the enforceability of the provisions of Section 9.11 of the Credit Agreement (A) to the extent that a judgment not in (1) Dollars is obtained in respect of the Credit Agreement in a jurisdiction other than the United States of America or (2) Committed Currencies is obtained in respect of the Credit Agreement in a jurisdiction other than a member-state of the European Union and the respective Loan Party pays such judgment or (B) insofar as those provisions contemplate an alternative or additional cause of action for a claim that may have merged with claims covered by an earlier judgment; or

            (iii) Section 7.02(h) of the Credit Agreement, to the extent it relates to any waiver of an applicable statute of limitations; or

            (iv) the  enforceability  of the  right of  setoff  provided  for in
      Section 9.05 of the Credit Agreement (A) in respect of an interest under the Credit Agreement purchased by a Lender pursuant to Section 2.15 or
      9.07 of the Credit Agreement, to the extent the relevant purchase does not give rise to a direct obligation of any Borrower to such Lender, or (B) insofar as that right relates to setoff of unmatured obligations under the Credit Agreement or of obligations owed to any Loan Party by an Affiliate of a Lender or by an Affiliate of the Agent; or

            (v) the enforceability of Section 2.06 or 9.14 of the Credit Agreement to the extent that it constitutes a general disclaimer of the obligations or liabilities of an Issuing Bank.

      We are members of the Bar of the State of New York and express no opinion as to the laws of any jurisdiction other than those of the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Our opinions set forth in paragraph numbers 1, 2 and 4(ii) above, as they apply to OCI, are based on our review of the Connecticut Business Corporation Act as reported by 33 Conn. Gen. Stat. Ann. ss. 33-600 et seq. (West 1997, 2004 supp.) to be in effect on the date of this opinion letter.

      This opinion is rendered solely to you by us as New York counsel for the Loan Parties in connection with the transactions contemplated by the Credit Agreement and the Notes. Each Lender (and its successors and permitted assigns) may rely upon this opinion in connection with those transactions. This opinion may not be relied upon in any other manner or for any other purpose, or furnished or relied upon by any other person, without our prior written consent. The information set forth herein is as of the date of this letter, and we disclaim any undertaking to advise you of changes which thereafter may be brought to our attention.

                                                   Very truly yours,

                                                                         ANNEX I

                                                        Type and Date of
    Name and Jurisdiction                         Certificate in Jurisdiction
       of Incorporation                                 of Incorporation

Omnicom Finance Inc. (Delaware)               Good Standing - __________, 2005
Omnicom Capital Inc. (Connecticut)            Legal Existence - __________, 2005
Omnicom Group Inc. (New York)                 Subsisting - __________, 2005

                                                           EXHIBIT D-2 - FORM OF
                                                              OPINION OF ENGLISH
                                                                 COUNSEL FOR OFP

To each of the Lenders parties to the Credit Agreement referred to below and to Citibank, N.A. as Agent

Our Ref  FJA/539576

      May 2005

Dear Sirs

Omnicom Finance plc

1     Introduction

      We have acted as special English lawyers for Omnicom Finance plc, a company incorporated and existing under the laws of England and Wales ("OFP"), in connection with its authorisation of the execution and delivery of the following documents (together, the "Credit Documents"):

1.1 the Amended and Restated Five Year Credit Agreement dated as of May 2005 made among Omnicom Finance Inc., Omnicom Capital Inc. and OFP (collectively, the "Borrowers"), Omnicom Group Inc. as Guarantor, the Initial Lenders named therein, the Initial Issuing Banks as named therein, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as lead arrangers and book managers, ABN AMRO Bank N.V. as syndication agent, JPMorgan Chase Bank, N.A. and HSBC Bank USA N.A. as documentation agents, and Citibank, N.A. as Administrative Agent for the Lenders (the "Credit Agreement"); and

1.2 the Notes of OFP, if any, to be delivered pursuant to Section 2.16(a) of the Credit Agreement.

      We have been asked by OFP to give you this  opinion  for the  purposes  of
      Section 3.01(h)(iv) of the Credit Agreement and we have taken instructions in this regard solely from OFP. You should be aware that our sole involvement with this transaction has been in giving this opinion and we have not been involved in the negotiation of the Credit Documents or in any other aspect of the transaction.

      Terms defined in the Credit Agreement have the same meanings when used in this opinion.

2     English law opinion

      This opinion is limited to English law as applied by the English courts as at the date of this letter and is given on the basis that it will be governed by and construed in accordance with English law. We have made no investigation of the laws of any jurisdiction other than those of England and we do not express or imply any opinion as to the laws of any jurisdiction other than those of England. The opinions given in this letter are strictly limited to the matters stated in paragraph 6 (Opinion) and do not extend to any other matters or any matters of fact.

3     Documents examined

      For the purpose of this opinion we have examined the following documents:

3.1 a copy of the Credit Agreement (including the Exhibits thereto) bearing a signature on behalf of OFP which is stated therein to be that of one of the persons identified in the certificate referred to at paragraph 3.2 below as a Director of OFP;

3.2 a copy of the certificate given by OFP pursuant to Section 3.01 (h) (ii) and (iii) of the Credit Agreement and having attached thereto, inter alia:

3.2.1 copies of the certificate of incorporation and Memorandum and Articles of Association of OFP, each certified as true, complete and up-to-date as at the date hereof by a Director of OFP; and

3.2.2 certified extracts from the minutes of a meeting of the Board of Directors of OFP held on [ May 2005], the resolutions set out in such extracts having been certified as true, complete and still in force as at the date hereof by a Director of OFP; and

3.3 a further certificate addressed to us from a director of OFP, a copy of which is attached hereto (the "Certificate").

4     Enquiries made

      For the purpose of giving this opinion, we have:

4.1 made an oral enquiry by telephone of the Central Registry of Winding Up Petitions in respect of OFP on May 2005; and

4.2 arranged for a review of the copy documents relating to OFP available from the Companies House website on May 2005.

      Exceptfor the documents listed in paragraph 3 above and the matters referred to in this paragraph 4, we have not examined any contracts or other documents entered into by or affecting any party to the Credit Documents nor any corporate records of OFP and we have not made any other enquiries or searches concerning OFP.

5     Assumptions

      In examining the documents referred to in paragraph 3 above, in making the enquiries referred to in paragraph 4 above and in giving this opinion we have assumed without further enquiry:

5.1 the genuineness of all signatures and seals on documents, the conformity to the originals of all documents supplied to us as copies and the authenticity of the originals of such documents;

5.2 any Notes which are executed by OFP will be in the form set out in Exhibit A to the Credit Agreement;

5.3 that the information disclosed by our oral enquiry at the Central Registry of Winding-up Petitions was then accurate and that such enquiry did not fail to disclose any matters which it should have disclosed and which are relevant for the purposes of this opinion and since the time of such enquiry there has been no alteration in the status or condition of OFP as represented by the Clerk at the Registry;

5.4 that the file of records available for public inspection from the website of Companies House concerning OFP was complete, accurate and up-to-date at the time of the review referred to in paragraph 4.2 above and that there has been no alteration in the status or condition of OFP as represented thereby;

5.5 that OFP has not passed a voluntary winding-up resolution and that no petition has been presented to or order made by a court for the winding-up or dissolution of OFP or the appointment of an administrator of OFP and that no receiver, administrative receiver, or administrator has been appointed in respect of OFP or any of its assets which in any such case has not been revealed by the enquiries referred to in paragraph 4 above;

5.6 that OFP (i) is not unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 at the time of its entry into the Credit Documents, and/or (ii) will not as a consequence thereof be unable to pay its debts within the meaning of that section;

5.7 (in relation to paragraph 6.7 only, if relevant) that each of the parties to the Credit Documents (other than OFP) is in existence and has full corporate capacity, right, power and authority to enter into and to
      exercise  its  rights  and  perform  its  obligations   under  the  Credit
      Documents;

5.8 (in relation to paragraph 6.7 only, if relevant) that under the laws of the State of New York, USA, each of the Credit Documents constitutes valid, legally binding and enforceable obligations of the parties thereto, including OFP;

5.9 that none of the parties to the Credit Documents (i) is subject to a court injunction or order which affects its performance of its obligations under the Credit Documents, or (ii) has entered into any of the Credit Documents under duress, undue influence or as a mistake in connection with money laundering or any other unlawful activity;

5.10 each of the parties to the Credit Documents (other than OFP) is dealing with OFP in good faith and has no knowledge of any irregularity in the corporate procedure followed by OFP or its directors (including, without limitation, any exceeding of the powers of, or any limitation imposed on, OFP or its directors or any breach by such directors of their fiduciary duties);

5.11 each of the Credit Documents has been entered into for the bona fide commercial reasons of OFP and on arm's length terms by each of the parties thereto; and the directors of OFP have acted in good faith in the interests of OFP in respect of the Credit Documents.

5.12 that any copies certified and all documents dated earlier than the date of this letter on which we have expressed reliance remain accurate, complete and in full force and effect at the date of this letter;

5.13 that there are no provisions of the laws of any applicable jurisdiction outside England which would be contravened by the execution and delivery of the Credit Documents and that, insofar as any obligation under the Credit Documents is to be performed in any jurisdiction outside England, its performance will not be illegal or contrary to public policy by virtue of the laws of that jurisdiction;

5.14  the accuracy of the statements contained in the Certificate;

5.15 (as regards our opinions in paragraphs 6.5 and 6.6 below) that all Advances made to OFP pursuant to the Credit Agreement will be made by persons who are (i) authorised persons (within the meaning of the Financial Services and Markets Act 2000) who have permission to accept deposits or to effect or carry out contracts of insurance, or (ii) acting in the course of carrying on a business consisting wholly or to a significant extent of lending money, or (iii) otherwise described in paragraph 6(1) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001; and

5.16 as regards execution of any Notes, our opinion in paragraph 6.4 below assumes that there will not have been, after the date of the Certificate and prior to the time of such execution, any revocation of the resolutions set out in the Minutes referred to in paragraph 3.2.2 above or any amendment to such resolutions or to the Memorandum or Articles of Association of OFP which in either case is material to that opinion.

6     Opinion

      Based upon and subject to the foregoing, and subject to the qualifications and reservations mentioned below and to any matters not disclosed to us, we are of the following opinion.

6.1 OFP (i) is duly incorporated and validly existing as a public limited company under the laws of England and Wales; (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged (as such property, assets and business are described in the Certificate); and (iii) is not required to be qualified as a "foreign corporation" in order to do business within England and Wales.

6.2 The enquiry and review referred to in paragraph 4 above did not reveal any appointment of, or resolution or petition to appoint, a liquidator, administrator or administrative receiver of OFP, or that OFP is delinquent in filing its statutory annual directors' report and accounts, or any notification by the Registrar of Companies of intention to strike OFP's name off the Register of Companies.

6.3 OFP has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is expressed to be a party and to borrow under the Credit Agreement and has taken all necessary corporate action to authorise the execution, delivery and performance by it of each of such Credit Documents and borrowing by it under the Credit Agreement.

6.4 OFP has validly executed the Credit Agreement. When the Notes are signed by one of the Directors of OFP, such Notes will have been validly executed by OFP.

6.5 The execution, delivery and performance by OFP of the Credit Documents to which it is expressed to be a party, the compliance by it with the terms and provisions thereof and the borrowing by it under the Credit Agreement will not (i) contravene any provision of any law, statute, rule or regulation of England and Wales or (ii) violate any provision of the memorandum and articles of association of OFP as currently in force.

6.6 Under English law, no order, consent, approval, licence, authorisation or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority of or in England and Wales (except such as have been obtained or made prior to the date hereof) is required to authorise, or is required in connection with, (i) the execution, delivery and performance by OFP of any Credit Document to which OFP is expressed to be a party, (ii) the borrowing by OFP under the Credit Agreement or (iii) the enforceability of any such Credit Document against OFP.

6.7 The English courts would recognize and give effect to the choice of the laws of the State of New York, USA, as the governing law of the Credit Documents.

6.8 The submission to the jurisdiction of the courts of the State of New York, USA, by OFP in the Credit Documents is within the corporate powers of OFP and does not contravene any law of England.

6.9 A judgment rendered by a court in the United States has no direct operation in England but may be enforceable by a claim or counterclaim or be recognised by the English courts as a defence to a claim or as conclusive of an issue in an action. For a judgment rendered by a court in the United States to be enforced by the English courts it would be necessary to prove to the satisfaction of the English court that:-

      (i)   the United States court had jurisdiction; and

      (ii)  the judgment is final and conclusive on the merits; and

      (iii) the judgment is for a debt or a fixed sum (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty).

      For a defendant to such a claim to have a good defence to a claim or counterclaim to enforce such a judgment, it would be necessary for him to prove that:-

      (1)   the judgment was obtained by fraud; or

      (2)   the judgment is contrary to English public policy; or

      (3) the judgment involves the enforcement of foreign public, penal or revenue laws; or

      (4) enforcement would be contrary to section 5 of the Protection of Trading Interests Act 1980 (which prohibits the enforcement of (a) judgments for multiple damages; (b) judgments based on a provision or rule of law specified by the Secretary of State as being concerned with the prohibition or regulation of anti-competitive arrangements or with the promotion of competition; and (c) a judgment on a claim for a contribution in respect of damages awarded under (a) or (b)); or

      (5) the judgment was obtained in a manner opposed to the rules of natural justice; or

      (6) the judgment involves a matter previously determined by an English court; or

      (7) Recognition of the judgment is denied under section 32 of the Civil Judgment and Jurisdiction Act 1982. Under section 32 a judgment in a United States action shall not be recognised by the English Courts if:

            (a) the United States action is brought in breach of a valid agreement under which the dispute in question was to be settled otherwise than by proceedings in the United States; and

            (b) the United States action was not brought by or with the agreement of, the person against whom the judgment was given; and

            (c) that person did not counterclaim in the United States action or otherwise submit to the jurisdiction of the United States court;

            Except that section 32 does not apply where the agreement under which the dispute in question was to be settled is illegal, void, unenforceable or incapable of being performed for reasons not attributable to the fault of the party bringing the action.

      The question of whether enforcement of a judgment is contrary to English public policy (see (2) above) depends on the circumstances of the transaction as a whole and the subsequent conduct of the litigation in the United States and English proceedings. Solely on the basis of our examination of the documents referred to in paragraphs 3.1 to 3.3 (inclusive) above, we are not aware of any reason why enforcement of a judgment to pay a sum of money due under the Credit Agreement would be contrary to English public policy as at the date of this letter.

7     Qualifications and reservations

      Our opinion is subject to the following qualifications and reservations.

7.1   The  opinions  in  this  letter  are  subject  to  all  laws  relating  to winding-up, administration, bankruptcy, insolvency, liquidation, reorganisation, moratorium or similar laws affecting creditors' rights generally.

7.2 We express no opinion on the effectiveness or enforceability of any of the provisions of the Credit Documents, since the Credit Documents are governed by New York law.

7.3 The obligations of OFP under the Credit Documents will be subject to any laws from time to time in effect relating to insolvency, administration, bankruptcy, liquidation, reorganisation, moratorium or similar laws affecting creditors' rights generally and we express no opinion on such laws.

7.4 The enquiry at the Central Registry of Winding-up Petitions referred to in paragraph 4.1 above relates only to a compulsory winding-up and is not conclusively capable of revealing whether or not a winding-up petition in respect of a compulsory winding-up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding-up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period of six months prior to the date when the enquiry was made.

7.5 The search of the Companies House website referred to in paragraph 4.2 above is not conclusively capable of revealing whether or not certain events have occurred, including the commencement of winding up or the making of an administration order or the appointment of a receiver, administrative receiver, administrator or liquidator, as notice of these matters may not be filed with Companies House immediately and, when filed, may not be available from such website immediately.

7.6 The choice of a particular law to govern an agreement or document would not be recognised or upheld by the English Courts if the choice of law was not bona fide and legal or if there were reasons for avoiding the choice of law on the grounds of public policy. The choice of a particular law would not be upheld, for example, if it was made with the intention of evading the law of the jurisdiction with which the contract had its most substantial connection and which, in the absence of the chosen law, would have invalidated the contract or been inconsistent with it. We have not made any investigation into the bona fides of the parties to the Credit Documents; however we are not aware of any reason for an English Court to find that the choice of New York law to govern the Credit Documents is not bona fide or not legal, nor are we aware of any English public policy that would be violated by the enforcement of the Credit Documents in accordance with their respective terms.

7.7 We have not considered the particular circumstances of any party to the Credit Documents (save OFP to the extent expressly stated herein) or the effect of such particular circumstances on the Credit Documents or the transactions contemplated thereby.

7.8 English courts can, in their discretion, give judgments in a currency other than sterling if they consider that it is the currency which most fairly expresses the plaintiff's loss but the judgment may require to be converted into sterling for enforcement purposes.

7.9 If OFP is required to deposit cash collateral into the L/C Cash Deposit Account in accordance with Section 6.02 of the Credit Agreement, then it may be necessary or advisable to arrange for a registration to be made at Companies House to note the security interest in such funds.

7.10 Any undertaking or indemnity to assume liability for non-payment or insufficiency of United Kingdom stamp duty on any instrument is void under section 117 of the Stamp Act 1891.

7.11 An English court will not necessarily grant any remedy the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court; in particular, orders for specific performance and injunctions are, in general, discretionary remedies under English law and neither remedy is ordinarily available where damages are considered by the court to be an adequate alternative remedy.

7.12 An English court has power to stay an action where it is shown that there is some other forum, having competent jurisdiction, which is more appropriate for the trial of the action, in other words in which the case can be tried more suitably for the interests of all the parties and the ends of justice, or where staying the action is not inconsistent with the EU Council Regulation no 44/2001 on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters as applied by virtue of the Civil Jurisdiction and Judgments Order 2001.

8     Reliance

      This opinion may be relied on solely by the addressees and may not be regarded as addressed to or capable of being relied on by any other person (save the addressees' successors and assigns) without our prior written consent. It is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matter in connection with the Credit Documents.

Yours faithfully

Macfarlanes

                                                                  EXECUTION COPY

                               U.S. $2,100,000,000

                 AMENDED AND RESTATED FIVE YEAR CREDIT AGREEMENT

                            Dated as of May 23, 2005

                                      Among

                              OMNICOM FINANCE INC.
                              OMNICOM CAPITAL INC.
                                       and
                               OMNICOM FINANCE PLC
                                  as Borrowers

                               OMNICOM GROUP INC.
                                  as Guarantor

                        THE INITIAL LENDERS NAMED HEREIN
                               as Initial Lenders

                          CITIGROUP GLOBAL MARKETS INC.
                                       and
                           J.P. MORGAN SECURITIES INC.
                       as Lead Arrangers and Book Managers

                               ABN AMRO BANK N.V.
                              as Syndication Agent

                            JPMORGAN CHASE BANK, N.A.
                                       and
                               HSBC BANK USA, N.A.
                             as Documentation Agents

                                       and

                                 CITIBANK, N.A.
                             as Administrative Agent

                                TABLE OF CONTENTS

ARTICLE I

         SECTION 1.01. Certain Defined Terms                                   1

         SECTION 1.02. Computation of Time Periods                            12

         SECTION 1.03. Accounting Terms                                       12

ARTICLE II

         SECTION 2.01. The Advances and Letters of Credit                     12

         SECTION 2.02. Making the Advances                                    13

         SECTION 2.03. Issuance of and Drawings and Reimbursement
                         Under Letters of Credit                              14

         SECTION 2.04. Fees                                                   15

         SECTION 2.05. Optional Termination or Reduction of
                         the Commitments                                      16

         SECTION 2.07. Repayment of Advances and Letter of
                         Credit Drawings                                      16

         SECTION 2.07. Interest on Advances                                   17

         SECTION 2.08. Interest Rate Determination                            17

         SECTION 2.09. Optional Conversion of Advances                        18

         SECTION 2.10. Prepayments of Advances                                19

         SECTION 2.11. Increased Costs                                        19

         SECTION 2.12. Illegality                                             20

         SECTION 2.13. Payments and Computations                              20

         SECTION 2.14. Taxes                                                  22

         SECTION 2.15. Sharing of Payments, Etc.                              24

         SECTION 2.16. Evidence of Debt                                       24

         SECTION 2.17. Use of Proceeds                                        25

         SECTION 2.18. Increase in the Aggregate Commitments                  25

ARTICLE III

         SECTION 3.01. Conditions Precedent to Effectiveness of
                         Section 2.01                                         26

         SECTION 3.02. Conditions Precedent to Each Borrowing,
                         Each Issuance and each Commitment Increase.          27

         SECTION 3.03. Determinations Under Section 3.01                      28

ARTICLE IV

         SECTION 4.01. Representations and Warranties of the Guarantor        28

ARTICLE V

         SECTION 5.01. Affirmative Covenants                                  29

         SECTION 5.02. Negative Covenants                                     31

         SECTION 5.03. Financial Covenants                                    33

ARTICLE VI

         SECTION 6.01. Events of Default                                      33

         SECTION 6.02. Actions in Respect of Letters of
                         Credit upon Default                                  35

ARTICLE VII

         SECTION 7.01. Guaranty                                               36

         SECTION 7.02. Guaranty Absolute                                      36

         SECTION 7.03. Waivers and Acknowledgements                           37

         SECTION 7.04. Subrogation                                            37

         SECTION 7.05. Subordination                                          38

         SECTION 7.06. Continuing Guaranty; Assignments                       38

ARTICLE VIII

         SECTION 8.01. Authorization and Action                               39

         SECTION 8.02. Agent's Reliance, Etc.                                 39

         SECTION 8.03. Citibank and Affiliates                                39

         SECTION 8.04. Lender Credit Decision                                 39

         SECTION 8.05. Indemnification                                        39

         SECTION 8.06. Successor Agent                                        40

         SECTION 8.07. Sub-Agent                                              40

         SECTION 8.08. Other Agents.                                          41

ARTICLE IX

         SECTION 9.01. Amendments, Etc.                                       41

         SECTION 9.02. Notices, Etc.                                          41

         SECTION 9.03. No Waiver; Remedies                                    42

         SECTION 9.04. Costs and Expenses                                     42

         SECTION 9.05. Right of Set-off                                       43

         SECTION 9.06. Binding Effect                                         43

         SECTION 9.07. Assignments and Participations                         43

         SECTION 9.08. Confidentiality                                        45

         SECTION 9.09. Governing Law                                          45

         SECTION 9.10. Execution in Counterparts                              45

         SECTION 9.11. Judgment                                               45

         SECTION 9.12. Jurisdiction, Etc.                                     46

         SECTION 9.13. Substitution of Currency                               46

         SECTION 9.14. No Liability of the Issuing Banks                      46

         SECTION 9.15. Patriot Act                                            47

         SECTION 9.16. Waiver of Jury Trial                                   48

Schedules

Schedule I - List of Applicable Lending Offices

Schedule 2.01(b) - Existing Letters of Credit

Schedule 3.01(b) - Disclosed Litigation

Schedule 5.02(a) - Existing Liens

Schedule 5.02(d) - Existing Debt

Exhibits

Exhibit A     -    Form of Note

Exhibit B     -    Form of Notice of Borrowing

Exhibit C     -    Form of Assignment and Acceptance

Exhibit D-1   -    Form of Opinion of New York Counsel for the Loan Parties

Exhibit D-2   -    Form of Opinion of English Counsel for OFP